                                                                     EXHIBIT 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE                                       :        CHAPTER 11
                                            :
KEY3MEDIA GROUP, INC., ET AL.(1)            :        CASE NO. 03-10323 (JWV)
                       -- ---
                                            :        JOINTLY ADMINISTERED
                  DEBTORS.                  :
                                            :        RE: DOCKET NO. 412

            FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING
                 FIRST AMENDED JOINT PLAN OF REORGANIZATION FOR
                          KEY3MEDIA GROUP, INC. ET AL.

         Upon the First Amended Joint Plan of Reorganization for Key3Media Group, Inc., et al., dated May 5, 2003 (Docket No. 412), as may be amended and/or modified at or in connection with the hearing on confirmation thereof (the "Confirmation Hearing") or pursuant to the terms of this Order (the "Plan"), which is (i) a further modified version of that certain Joint Plan of Reorganization for Key3Media Group, Inc., et al. (Docket No. 70), filed with this Court by the above-captioned debtors and debtors in possession (the "Debtors") on February 11, 2003, and (ii) described on the record of the Confirmation Hearing and in this Order; and upon the related Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Debtors' First Amended Joint Plan of Reorganization (Docket No. 413) (the "Disclosure Statement"), which is a further modified version of that certain Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Debtors' Joint Plan of Reorganization (Docket No. 69), filed with this Court by the Debtors on February 11, 2003; and upon the record of the hearing before the Court on May 7, 2003, where the Court entered the Order (A) Approving Debtors' Disclosure Statement; (B) Approving Solicitation Procedures;
(C) Approving the Form and Manner of Notice of the Confirmation Hearing; and (D) Scheduling the

----------------------------
(1) The Debtors are Key3Media Group, Inc., Key3Media Events, Inc., Key3Media VON Events, Inc., Key3Media BCR Events, Inc., Key3Media Advertising, Inc., and Key3Media BioSec, Inc.

Hearing on Confirmation on the Plan of Reorganization (the "Solicitation Order") (Docket No. 408); and the Court, pursuant to the Solicitation Order, having, inter alia: (i) authorized the Debtors to solicit acceptance or rejections of the Plan; (ii) approved the forms of Ballots to be transmitted with the Disclosure Statement and the Plan for voting purposes; (iii) set the deadline for objections to the Plan as May 28, 2003, at 4:00 p.m.; and (iv) scheduled the Confirmation Hearing to commence on June 4, 2003, at 10:30 a.m. or as soon thereafter as counsel can be heard; and it appearing that due notice of the Confirmation Hearing has been given to holders of Claims against the Debtors and all other parties in interest in accordance the Solicitation Order, the Bankruptcy Code, and the Bankruptcy Rules; and the affidavits, dated May 8, 2003 (Docket Nos. 452, 453, 454, and 455) (the "Affidavits of Mailing"), having been filed by AlixPartners LLC, the balloting agent (the "Balloting Agent"), attesting to the mailing to the parties identified therein of the Plan, Disclosure Statement, the applicable Ballot(s), and related solicitation materials and notice of the Confirmation Hearing (collectively, the "Solicitation Package"), as appropriate, in accordance with the Solicitation Order; and the Supplement to the First Amended Plan of Reorganization having been filed on May 19, 2003 (Docket No. 434) (the "Plan Supplement"); and upon the Affidavit of Henry Colvin Certifying the Ballots Accepting or Rejecting the First Amended Joint Plan of Reorganization for Key3Media Group, Inc., et al., Dated May 5, 2003 (Docket No. 486) (the "Vote Certification"); and upon the Notice of Designation of Creditor Representative (Docket No. 478); and objections to the Plan (the "Objections") having been filed by: (i) the Acting United States Trustee; (ii) Interface Group-Nevada, LLC d/b/a Sands Exposition & Convention Center, Interface Group-MA LLC, and the Venetian Hotel; and (iii) CMC Magnetics Corp.; and upon the Memorandum of Law in Support of Confirmation of First Amended Joint Plan of Reorganization for Key3Media Group, Inc., et
al. and Response of the Debtors and Debtors in Possession to Objections of the Acting United States Trustee (Docket No. 451) and the Interface Creditors (Docket No. 456), dated May 30, 2003 (the "Response") (Docket No. 461); and upon the Response of the Weisel Funds to Objection of the Acting United States Trustee to Confirmation of the Debtors' First Amended Plan of Reorganization [Re: D.I. 451] (Docket No. 481); and the Objections to the extent not otherwise withdrawn or resolved having been ruled upon by the Court and on the record of the Confirmation Hearing; and the Court having reviewed the Plan, the Disclosure Statement, the Solicitation Order, the Vote Certification, the Affidavits of Mailing, the Plan Supplement, the Objections, and the Response; and upon all evidence adduced and the arguments of counsel made at the Confirmation Hearing; and upon the entire record of these cases, including all exhibits introduced into evidence at the Confirmation Hearing; and the Court having taken judicial notice of the papers and pleadings on file in this case; and the Plan having been modified in accordance with the Court's ruling at the Confirmation Hearing; and after due deliberation; and sufficient cause appearing therefore, the Court hereby makes the following Findings of Fact, Conclusions of Law, and Order.2

I.       FINDINGS OF FACT(3)

         A. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

------------------------------
(2) This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

(3) Headings are included for reference only and shall not constitute a part of this Confirmation Order for any other purpose.

                             SOLICITATION AND NOTICE

         B. The Plan, the Disclosure Statement, the notice of Confirmation Hearing, the Solicitation Order, and the Ballots were transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing was given in compliance with the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and the Solicitation Order, and no further notice is required.

         C. The Debtors solicited votes for the Plan in good faith and, with respect to those votes included to satisfy the requirements of section 1129(a)(7) of the Bankruptcy Code, in a manner consistent with the Bankruptcy Code.

         D. The Vote Certification provided by the Balloting Agent is consistent with Bankruptcy Rule 3018.

              COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE

         E. The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, section 1122 and 1123 of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of section 1129(a)(1) of the Bankruptcy Code.

         F. Proper Classification (11 U.S.C. Sections 1122, 1123(a)(1). The Plan designates six (6) Classes of Claims and Interests. Classification of these Claims and Interests is proper and consistent with Section 1122 of the Bankruptcy Code because each Claim and each Interest classified in such Classes is substantially similar to the other Claims and Interests therein. The Plan thereby satisfies section 1123(a)(1) of the Bankruptcy Code.

         G. Specified Treatment of Unimpaired Classes (11 U.S.C. Section 1123(a)(2)). The Plan specifies that Classes 1 and 3 are not impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

         H. Specified Treatment of Impaired Classes (11 U.S.C. Section 1123(a)(3)). The Plan specifies the treatment of impaired Classes 2, 4, 5, and 6, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

         I. No Discrimination (11 U.S.C. Section 1123(a)(4)). The Plan provides for the same treatment for each Allowed Claim or Interest in each respective Class unless the holder of such Claim or Interest has agreed to less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

         J.       Implementation of the Plan (11 U.S.C. Section 1123(a)(5)).
Article VI of the Plan provides adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

         K. Nonvoting Equity Securities (11 U.S.C. Section 1123(a)(6)). As set forth in Section 6.3(a) of the Plan, on or immediately after the Effective Date the certificates of incorporation and the bylaws of the Debtors will, inter alia, (1) authorize New Common Stock in amounts not less than the amounts necessary to permit the distributions required or contemplated by the Plan; and
(2) comply with section 1123(a)(6), thereby prohibiting the issuance of nonvoting equity securities to the extent required by section 1123(a). Additionally, as of the Effective Date, all Equity Interests shall be cancelled and terminated and of no further force or effect. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

         L. Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors, Equity Security Holders, and Policy (11 U.S.C.
Section 1123(a)(7)). The Weisel Funds will select the initial board of directors of Reorganized KGI. Pursuant to section 6.3(b) of the Plan and in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the persons selected to serve on the board of directors and as officers were included in the Plan Supplement, which was adequately circulated. The manner of selection of the initial directors and officers of the Reorganized Debtors is consistent with the interests of holders of Claims and Equity Interests and public policy and, therefore, satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

         M. Impairment of Classes (11 U.S.C. Section 1123(b)(1)). In accordance with section 1123(b)(1) of the Bankruptcy Code, Articles IV and V of the Plan impair(s) or leave(s) unimpaired, as the case may be, each Class of Claims and Equity Interests under the Plan.

         N. Assumption, Assumption and Assignment, or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. Section 1123(b)(2)). Section
9.3 of the Plan provides that all executory contracts and unexpired leases that have not expired by their own terms or been assumed, assumed and assigned, or rejected prior to the Effective Date, pursuant to the Assumption Schedule, the Rejection Schedule, or otherwise, shall be deemed assumed as of the Effective Date. The Rejection Bar Date has been established as June 8, 2003, pursuant to section 9.4 of the Plan. Accordingly, the Plan complies with section 1123(b)(2) of the Bankruptcy Code.

         O. Retention, Enforcement, and Settlement of Claims Held by the Debtors (11 U.S.C. Section 1123(b)). Section 9.5 of the Plan provides that any rights or causes of action accruing to the Debtors or the Reorganized Debtors (including those arising under the Bankruptcy Code) remain assets of, or vest in, the Reorganized Debtors. The Reorganized Debtors shall retain the right to pursue and prosecute any reserved rights of action including without limitation those arising under or pursuant to the Bankruptcy Code.

         P.       Modification of the Rights of Holders of Claims (11 U.S.C.
Section 1123(b)). Article IV of the Plan modifies or leaves unaffected, as the case may be, the rights of holders of each Class of Claims and, therefore, the Plan satisfies section 1123(b)(5) of the Bankruptcy Code.

         Q. Other Provisions not Inconsistent with Applicable Provisions of the Bankruptcy Code (11 U.S.C. Section 1123(b)(6)). The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (1) the provisions of Article VI of the Plan regarding the means for implementing the Plan and for the deemed consolidation of the Debtors; (2) the provisions of Article VII of the Plan governing distributions on account of Allowed Claims and establishing procedures for resolving Disputed Claims; (3) the provisions of Article IX of the Plan governing the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases; (4) section 6.4 of the Plan regarding the termination of Equity Interests; and (5) the provisions of Article XII of the Plan regarding retention of jurisdiction by the Bankruptcy Court over certain matters after the date of confirmation and until the entry of the Final Decree.

         R. Compliance with Applicable Provisions of the Bankruptcy Code (11 U.S.C. Section 1129(a)(2)). The Debtors and the Weisel Funds (collectively, the "Proponents") have complied with the applicable provisions of the Bankruptcy Code with respect to the Plan, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, and the Solicitation Order. The Proponents and their officers, directors, and professionals, have acted in "good faith," within the meaning of section 1125(e) of the

Bankruptcy Code. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

         S. Cure of Defaults (11 U.S.C. Section 1123(d)). Section 9.2 of the Plan provides for the satisfaction of unpaid cure payments associated with each Executory Contract and Unexpired Lease to be assumed. All cure payments will be determined in accordance with the underlying agreements and applicable non-bankruptcy law.

         T. Proposal of the Plan in Good Faith (11 U.S.C. Section 1129(a)(3)). The Debtors and the Weisel Funds proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors of the Debtors. Accordingly, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

         U. Bankruptcy Court Approval of Certain Payments as Reasonable (11 U.S.C. Section 1129(a)(4)). Section 13.2 of the Plan provides that Professionals seeking reimbursement of expenses incurred from the later of the Petition Date or the date of the Professionals' retention through the Effective Date must be filed no later than 60 days after the Effective Date. Further, section 12.1(b) provides that the Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

         V.       Disclosure of Identity of Proposed Management (11 U.S.C.
Section 1129(a)(5)). In the Plan Supplement, the Weisel Funds have disclosed the identity and affiliations of the initial proposed directors and officers of Reorganized KGI. The appointment or continuance of the proposed directors and officers is consistent with the interests of holders of Claims and Equity Interests and public policy and, therefore, satisfies the requirements under section 1129(a)(5) of the Bankruptcy Code.

         W. Approval of Rate Changes (11 U.S.C. Section 1129(a)(6)). The Debtors are not subject to any governmental regulatory commissions and section 1129(a)(6) is inapplicable.

         X. Best Interests of Holders of Claims and Equity Interests (11 U.S.C. Section 1129(a)(7)). With respect to each impaired Class of Claims or Equity Interests, each holder of a Claim or Equity Interest in such impaired Class has accepted or is deemed to have accepted the Plan, or as demonstrated by the liquidation analysis included as Exhibit B to the Disclosure Statement, will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

         Y.       Acceptance of the Plan by Each Impaired Class (11 U.S.C.
Section 1129(a)(8)). Pursuant to sections 1124 and 1126 of the Bankruptcy Code:
(1) as indicated in Articles IV and V of the Plan, Classes 1 and 3 are unimpaired Classes; and (2) as indicated in the Vote Certification impaired Classes 2 and 4 have accepted the Plan. Because the holders of Claims and Equity Interests in Classes 5 and 6 will not receive or retain any property on account of such Claims or Equity Interests, Classes 5 and 6 are deemed not to have accepted the Plan pursuant to section 1126(b) of the Bankruptcy Code. Notwithstanding the lack of compliance with section

1129(a)(8) of the Bankruptcy Code with respect to Classes 5 and 6, the Plan is confirmable because, as described below, the Plan satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code with respect to such Classes.

         Z. Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code (11 U.S.C. Section 1129(a)(9)). The Plan provides for the treatment of Allowed Administrative Expense Claims and Priority Tax Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

         AA.      Acceptance by at Least One Impaired, Non-Insider Class (11
U.S.C. Section 1129(a)(10)). As indicated in the Vote Certification and as reflected in the record of the Confirmation Hearing, impaired Class 2 and Class 4 have voted to accept the Plan, which acceptance has been determined without including any acceptance of the Plan by any insider of the Debtors. Accordingly, the Plan satisfies that requirements of section 1129(a)(10) of the Bankruptcy Code.

         BB.      Feasibility of the Plan (11 U.S.C. Section 1129(a)(11)).
Although the Debtors' business is highly competitive, and although it is impossible to predict with certainty the precise future profitability of the Debtors' business, confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of the Debtors or the Reorganized Debtors as demonstrated by the description of the Debtors' financial projections contained in the Disclosure Statement. Upon the Effective Date, the Reorganized Debtors will have sufficient cash flow and capital resources to pay its liabilities as they become due and to satisfy its capital needs for the conduct of its business. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.

         CC.      Payment of Bankruptcy Fees (11 U.S.C. Section 1129(a)(12)).
Section 13.14 of the Plan provides that all fees payable pursuant to section 28 U.S.C. Section 1930 shall be paid on or before the Effective Date. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

         DD.      Continuation of Retiree Benefits (11 U.S.C. Section
1129(a)(13)). Prior to the Petition Date, the Debtors had no "retiree benefits" programs, as such term is defined by section 1114(a) of the Bankruptcy Code.

         EE.      Confirmation of the Plan over the Nonacceptance of Impaired
Classes (11 U.S.C. Section 1129(b)). Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that Classes 5 and 6 are impaired and deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Other than the failure to satisfy the requirement in section 1129(a)(8) of the Bankruptcy Code with respect to Classes 5 and 6, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Plan does not discriminate unfairly and is fair and equitable with respect to Classes 5 and 6. No holders of Claims or Equity Interests junior to the Claims or Equity Interests of Classes 5 and 6 will receive or retain any property under the Plan on account of their respective junior Claims or Equity Interests and, as evidenced by the estimates contained in the Disclosure Statement and by the evidence in the record, no holder of Claims or Equity Interests senior to Classes 5 and 6 are receiving more than full payment on account of such senior Claims and Equity Interests.

         FF.      Identification of Plan Proponents (Fed. R. Bankr. P. 3016(a)).
The Plan is dated and identifies the Plan proponents.

         GG. Only One Plan (11 U.S.C. Section 1129(c). Other than the Plan (including previous and blacklined versions thereof), no plan has been filed in these Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

         HH.      Principal Purpose of the Plan (11 U.S.C. Section. 1129(d)).
The primary purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act, and there has been no objection filed by any governmental unit asserting such avoidance. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

         II. Assumption and Rejection (11 U.S.C. Section 365(b)). Article IX of the Plan governing the assumption and rejection of executory contracts and unexpired leases satisfies section 365(b) of the Bankruptcy Code.

                    SETTLEMENTS,RELEASES, AND INDEMNIFICATION

         JJ.      Fairness and Necessity of Releases and Indemnification. The
releases set forth in Article XI of the Plan, including the release of non-debtor parties pursuant to the general releases by voting holder of Claims or Equity Interests who did not opt out of such release, are (1) integral to the agreements that form the basis of the Plan, (2) necessary for the reorganization of the Debtors, and (3) supported by reasonable consideration.

         KK.      The releases of the Debtors' post-petition and present
directors, officers, and employees contained in the Plan, including without limitation, section 11.7(c) of the Plan, are necessary and appropriate, among other things, to avoid assertion of indemnification claims by such directors, officers, and employees against the Reorganized Debtors for liabilities arising prior to the Effective Date and to avoid distracting and disruptive litigation against such persons relating to the management of the Debtors' business.

         LL.      The Debtors, the Reorganized Debtors, the Weisel Funds, the
Minority Banks, and the Creditors' Committee, as well as each creditor that voted on the Plan and did not opt out of the release provisions on its respective Ballot, have specifically consented to the releases contained in
Article XI of the Plan, as modified by the decretal paragraphs of this Confirmation Order.

         MM.      In light of all of the circumstances, the releases in Article
XI of the Plan, as modified by this Confirmation Order, are fair to the releasing parties.

         NN.      Notwithstanding anything to the contrary in the Plan, the Plan shall not release or discharge any Claims held by the Securities and Exchange Commission (the "SEC") against any non-debtors, or enjoin or restrain the SEC from instituting such Claims against any non-debtors.

                              DEEMED CONSOLIDATION

         OO.      The deemed consolidation of the Debtors' Estates for the
purpose of implementing the Plan, as described in section 6.2 of the Plan, will promote a more equitable distribution of the Debtors' assets and is appropriate under section 105 of the Bankruptcy Code. Among the factors supporting the deemed consolidation of the Debtors' estates are the following: (1) the Debtors are interrelated companies -- KGI is the direct parent of Events and Advertising and Events is the direct parent of VON, BCR, and BioSec; (2) the Debtors maintain consolidated financial statements and other consolidated books and records; (3) the Debtors, with the exception of BCR, generally have represented themselves to creditors as a single entity; and (4) because the Debtors are effectively "economically consolidated" by virtue of their joint and several liability for the Prepetition Secured Credit Facility, the DIP Facility, and the Subordinated Note Debt, no creditors will be prejudiced by the aggregation of the Debtors' assets and liabilities.

II.      CONCLUSIONS OF LAW

                             JURISDICTION AND VENUE

         PP.      This Court has jurisdiction over these Cases pursuant to 28
U.S.C. Sections 157 and 1334. The Confirmation Hearing is a "core proceeding" pursuant to 28 U.S.C. Section 157(b)(2), and this Court has jurisdiction to enter a Final Order with respect thereto. Venue of these chapter 11 Cases in this Court is proper pursuant to 28 U.S.C. Sections 1408 and 1409. Each of the Debtors is an entity eligible for relief under section 109 of the Bankruptcy Code.

                           MODIFICATIONS TO THE PLAN

         QQ.      Attached hereto as Exhibit B is a list of the modifications
(the "Modifications") that the Debtors have proposed to the Plan (the bracketed portions are to be deleted from the applicable section and the underlined portions are to be inserted into the applicable section or, where not bracketed or underscored, all such language is to be inserted as indicated). In accordance with Bankruptcy Rule 3019, the Modifications comply with the Court's ruling at the Confirmation Hearing and (1) have been agreed to by affected parties or (2) do not (a) affect the classification of Claims or Equity Interests or adversely affect the treatment afforded holders of Claims or Equity Interests, (b) constitute material modifications of the Plan under section 1127 of the Bankruptcy Code, (c) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (d) adversely change the treatment of holders of Claims who have accepted the Plan (other than holders of Claims who have accepted such Modifications in writing or in open court), and (e) require re-solicitation of acceptances or rejections from any such holders nor do they require that any holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

                         EXEMPTIONS FROM SECURITIES LAWS

         RR.      Pursuant to section 1125(d) of the Bankruptcy Code, the
Debtors' transmittal of Plan Solicitation Packages, their solicitation of acceptances of the Plan and their issuance and distribution of the New Common Stock and any other securities pursuant to the Plan are not and will not be governed by or subject to any otherwise applicable law, rule, or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, Reorganized KGI and their respective directors, officers, employees, agents, and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

         SS.      Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock and any other securities issuable pursuant to the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration for the offering, issuance, distribution, or sale of securities. In addition, pursuant to section 1145(a)(2) of the Bankruptcy Code, the offering, issuance and distribution of New Common Stock shall be exempted from section 5 of the Securities Act or any state or local law requiring registration for the offering, issuance, distribution, or sale of securities.

         TT.      Pursuant to, and to the fullest extent permitted by, section
1145 of the Bankruptcy Code, the resale of any New Common Stock and any other securities issuable pursuant to the Plan shall be exempt from section 5 of the Securities Act and any state or local law requiring registration for the offering, issuance, distribution, or sale of securities.

                             GOOD FAITH SOLICITATION

         UU.      The Debtors, the Weisel Funds, and each of their
representatives have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to section 1125(e) of the Bankruptcy Code, with respect to the administration of the Plan, the solicitation of acceptances with regard thereto, and the property to be distributed thereunder.

                            EXEMPTIONS FROM TAXATION

         VV. Pursuant to section 1146(c) of the Bankruptcy Code, the following shall not be subject to any document recording tax, stamp tax or stamp act, conveyance, filing or transfer fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment (collectively, "Transfer Taxes and Charges"): (1) the issuance, distribution, transfer or exchange of the New Common Stock and any other securities issuable pursuant to the Plan; (2) the creation, modification, assignment, consolidation, filing or recording of any mortgage, deed of trust, lien, security agreement, financing statement, release, or similar instrument in connection with the Plan; (3) the securing of additional indebtedness by such means or by other means or the additional securing of existing indebtedness by such means or by other means in connection with the Plan; (4) the creation, modification, assignment, delivery, filing or recording of any lease or sublease in connection with the Plan; or (5) the creation, modification, assignment, delivery, filing, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan. The appropriate state or local governmental officials or agents are hereby directed to forego the collection of any Transfer Taxes and Charges and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such Transfer Taxes and Charges.

               COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE

         WW.      As set forth above, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

                      APPROVAL OF SETTLEMENTS AND RELEASES

         XX. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the releases, waivers, discharges and injunctions set forth in Article XI of the Plan, as modified by the decretal provisions of this Confirmation Order, are approved as integral parts of the Plan and are fair, equitable, reasonable, and in the best interests of the Debtors, the Reorganized Debtors and their respective estates and the holders of Claims and Equity Interests.

         YY.      In approving the releases, waivers, discharges, and
injunctions of and from such potential claims, as described above, the Court has considered, among other things: (1) the identity of interests between the Debtors and certain third parties; (2) the substantial contribution by certain non-debtors of assets to the reorganization; (3) the essential nature of the releases, waivers, discharges, and injunctions to the reorganization; (4) the complexity, cost, and delay of litigation that would result in the absence of these releases, waivers, discharges, and injunctions; (5) the acceptance of the Plan by an overwhelming majority of the holders of Claims, as set forth in the Vote Certification; and (6) that the Plan, which gives effect to the releases, waivers, discharges, and injunctions, is the product of extensive arms-length negotiations among the Debtors, the Creditors' Committee, the Weisel Funds, the Minority Banks, and other parties in interest.

         ZZ.      All releases, waivers, discharges and injunctions of claims and causes of action against non-debtor entities set forth in the Plan, which are approved herein, as modified by the decretal provisions of this Confirmation Order, as an integral part of the Plan and as fair, equitable, reasonable, and in the best interests of the Debtors, Reorganized Debtors and their respective estates and the holders of Claims and Equity Interests, are effective and binding in accordance with their terms, provided, however, that Article XI of the Plan shall not be binding upon or effective against the SEC.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         AAA.     Each assumption or rejection of an executory contract or
unexpired lease pursuant to Article IX of the Plan, including any assumption or rejection effectuated as a result of any amendment to the Plan or the Rejection Schedule or Assumption Schedule, shall be legal, valid, and binding upon the Debtors or Reorganized Debtors and all non-debtor parties to such executory contracts or unexpired leases, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code, provided, however, that the contract styled "CMC-Fall03-ES" dated November 21, 2002, with CMC Magnetics Corp., shall not be assumed.

                         AGREEMENTS AND OTHER DOCUMENTS

         BBB.     The Debtors have disclosed all material facts regarding: (1)
the restructuring procedure; (2) the adoption of an amended and restated certificate of incorporation and by-laws by Reorganized KGI; (3) the initial selection of directors and officers of Reorganized KGI; (4) the distribution of cash pursuant to the Plan; (5) the issuance and distribution of the New Common Stock pursuant to the Plan; (6) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to any of the foregoing; (7) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans, and other employee plans and related agreements; and (8) the other matters provided for under the Plan involving the corporate structure of the Reorganized Debtors or corporate action to be taken by or required of the Reorganized Debtors.

                            CONDITION TO CONFIRMATION

         CCC.     The condition to confirmation set forth in Section 10.1 of the
Plan has been satisfied.

                  NOW, THEREFORE, THE COURT HEREBY ORDERS THAT:

         1. CONFIRMATION OF THE PLAN. The Plan and each of its provisions are confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of the Confirmation Order, the terms of this Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing are overruled.

         2. IMMEDIATE EFFECTIVENESS; SUCCESSORS AND ASSIGNS. Notwithstanding any otherwise applicable law, with the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted, rejected, or are deemed to have accepted or rejected the
Plan), any and all non-debtor parties to executory contracts and unexpired leases with any of the Debtors, and any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described above and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing, upon the Effective Date.

         3. CONTINUED CORPORATE EXISTENCE; VESTING OF ASSETS. Except as otherwise provided in the Plan, the Debtors shall, as Reorganized KGI, continue to exist after the Effective Date, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution, or otherwise) under applicable state law. Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, shall vest in the respective Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances, and interests. On and after the Effective Date, the Reorganized Debtors are authorized to (a) operate their business; (b) use, acquire, and dispose of property; and (c) compromise or settle any Claims or Equity Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Without limiting the foregoing, the Reorganized Debtors are authorized to pay the charges that they incur on or after the Effective Date for professionals' fees, disbursements, expenses, or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

         4. CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES, AND OTHER DOCUMENTATION. Except as provided in any contract, instrument or other agreement or document created, entered into, or delivered in connection with the Plan, on the Effective Date, all obligations of the Debtors under the Prepetition Secured Credit Agreement will be canceled and be of no further force and effect against the Debtors, without any further action on the part of any Debtor or Reorganized Debtors. In addition, on the Effective Date, the Equity Interests are deemed cancelled and of no further force and effect. The holders of or parties to such cancelled instruments, securities, and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan.

         5. RELEASE OF LIENS. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens, or other security interests against the property of any Estate are fully released and discharged, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the Reorganized Debtors and their successors and assigns.

                                 CLAIMS BAR DATE

         6. GENERAL BAR DATE PROVISIONS. Except as otherwise provided in this Confirmation Order, unless previously filed, requests for payment of Administrative Claims must be filed and served on Reorganized KGI, the Weisel Funds, and the Creditor Representative, pursuant to the procedures specified in the Confirmation Notice (as such term is defined below), no later than August 3, 2003 (the "Administrative Claims Bar Date"). Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve a request by the Administrative Claims Bar Date shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Debtors, or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections to such requests must be filed and served on Reorganized KGI, the Weisel Funds, the Creditor Representative, and the requesting party by September 3, 2003.

         7. BAR DATES FOR PROFESSIONAL COMPENSATION. Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must file and serve on: (a) Reorganized KGI; (b) counsel for the Debtors;
(c) the Office of the United States Trustee for the District of Delaware; and
(d) such other entities that are designated by the Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals (the "Fee Order"), an application for final allowance of such Fee Claim no later than sixty (60) days following the Effective Date; provided, however, that (a) any professional who may receive compensation or reimbursement of expenses pursuant to the Order Pursuant to Sections 327 and 328 of the Bankruptcy Code Authorizing the Debtors and Debtors in Possession to Retain Professionals Utilized in the Ordinary Course of Business (the "Ordinary Course Professionals Order") may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Court review or approval, pursuant to the Ordinary Course Professionals Order and (b) the Minority Banks' professional fees will be paid in accordance with the provisions of the Final Order (I) Authorizing the Debtors to Obtain Post-Petition Financing, (II) Granting Security Interests and Superpriority Claims to the Postpetition Lenders, (III) Authorizing the Debtors to Use Cash Collateral of the Prepetition Secured Lenders and (IV) Granting Adequate Protection to the Prepetition Secured Lenders (Docket No. 277) (the "Final DIP Order"). Objections to any Fee Claim must be filed and served on Reorganized KGI, the requesting party and the other parties set forth in the Fee Order by the later of (a) ninety (90) days after the Effective Date or (b) thirty (30) days after the filing of the applicable request for payment of the Fee Claim. To the extent necessary, entry of this Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

         8. ORDINARY COURSE LIABILITIES. Holders of Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of business, including Priority Tax Claims (including Tax audit Claims arising after the Petition Date) shall not be required to file or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Sections 3.1 and 3.2 of the Plan.

                 MATTERS RELATING TO IMPLEMENTATION OF THE PLAN

         9. RESTRUCTURING TRANSACTIONS. The adoption of an amended and restated certificate of incorporation and by-laws by Reorganized KGI; its initial selection of directors and officers; its distribution of cash pursuant to the Plan; its issuance and distribution of the New Common Stock and Transferable Warrants pursuant to the Plan; its adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing or otherwise contemplated by the Plan; its adoption, execution and implementation of incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements contemplated by the Plan; and the other matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized KGI or corporate action to be taken by or required of the Debtors or Reorganized KGI shall occur and be effective as of the date specified in the documents effectuating the applicable transaction (or the Effective Date, if no such other date is specified in such documents) (the "Restructuring Transactions"), and are authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or board of directors of any of the Debtors.

         10. Pursuant to section 1142(b) of the Bankruptcy Code and section 303 of the Delaware General Corporation Law (collectively, the "Reorganization Effectuation Statutes"), without further action by the Court or the stockholders or board of directors of any of the Debtors or Reorganized Debtors, the Debtors and Reorganized Debtors are authorized to: (a) cause to be filed with the Secretary of State of the State of Delaware (i) any and all certificates, agreements or plans of merger, necessary or appropriate to effectuate the provisions of the Plan and (ii) certificates of incorporation, by-laws or similar constituent documents or certificates or articles of amendment thereto, as applicable (collectively, the "Governance Documents"); and (b) take or cause to be taken all such other actions, including the making of appropriate filings or recordings as may be required under appropriate provisions of applicable state business corporation laws or any other applicable law, or as any of the Chief Executive Officer, any Senior Vice President, Chief Financial Officer, Treasurer, or any Secretary (collectively, the "Responsible Officers") of the appropriate Debtor or Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Plan and the Governance Documents. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document or other document related to the implementation of the Plan. Without limiting the generality or effect of the foregoing, this Confirmation Order is declared and determined to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents. After the Effective Date or the effective time of any applicable Restructuring Transaction, the Reorganized Debtors are authorized to amend or restate their certificates of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

         11. The Responsible Officers of each Debtor or each Reorganized Debtor are authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents, including any Governance Documents or other documents related to the implementation of the Plan, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including those contemplated by this Confirmation Order. The Secretary of each Debtor or each Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action is deemed conclusive evidence of the authority of such person to so act.

         12. DIRECTORS AND OFFICERS. The appointment of the initial directors and officers of Reorganized KGI, as set forth in 6.3(b) of the Plan and the Plan Supplement, is approved. Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation, or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the Reorganized Debtors and applicable state law.

         13. APPROVAL OF NEW EMPLOYMENT, RETIREMENT, INDEMNIFICATION, AND OTHER RELATED AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS. Pursuant to
section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes, without further action by the Court or the stockholders or board of directors of Reorganized KGI, and without limiting the power or authority of Reorganized KGI following the Effective Date to take any and all such actions as may be permitted or required by applicable non-bankruptcy law, Reorganized KGI is authorized, as of the Effective Date, to: (a) maintain, amend, or revise existing employment, retirement, welfare, incentive, severance, indemnification, and other agreements with their active directors, officers, and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification, and other agreements for active and retired employees.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         14. Except as otherwise provided herein, the Executory Contract and Unexpired Lease provisions of Article IX of the Plan are specifically approved. Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume each of the Executory Contracts or Unexpired Leases that have not expired by their own terms prior to the Effective Date, that has not been rejected during the chapter 11 Cases prior to the Effective Date, and are not listed on the Rejection Schedule or the Assumption Schedule, with the exception of that certain contract with CMC Magnetics Corp., dated November 21, 2002, and denominated "CMC-Fall03-ES," which the Debtors are not authorized to assume. Each contract and lease assumed shall be assumed only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease.

         15. This Confirmation Order shall constitute an order approving the assumption and rejection procedures described in Article IX of the Plan.

         16. Notwithstanding the foregoing or any Plan provisions, with respect to that certain Audio Visual and Computer Services Agreement, dated January 4, 2000, as amended by those certain amendments dated January 4, 2003, and March 15, 2003, between KGI and Audio Visual Services Group, Inc. d/b/a AVHQ (the "AVHQ Agreement"), assumption of the AVHQ

Agreement shall not foreclose AVHQ's rights with respect to payment for services performed under the AVHQ Agreement after the Petition Date.

         17. Notwithstanding any other Plan provision, Events is authorized pursuant to section 363 and 365 of the Bankruptcy Code to enter into that certain First Amendment to Show Services Agreement dated as of May 15, 2003, with GES Exposition Services, Inc., and to assume the Show Services Agreement dated January 21, 2002, as amended by the First Amendment to Show Services Agreement (as amended, the "Amended Show Services Agreement") and, notwithstanding the Plan or Rules 6004(g) and 7062, Events is authorized and directed to take immediately all actions necessary to effectuate the assumption of the Amended Show Services Agreement and the terms of this decretal paragraph upon entry of this Order.

         18. Notwithstanding the foregoing, any Plan provisions, or the Assumption Schedule, the Cure Amount with respect to that certain unexpired lease for office space located at 303 Vintage Park Drive, Foster City, California between NMW Associates and the Debtors shall be $72,391.84.

                            DISTRIBUTION RECORD DATE

         19. The Distribution Record Date for any particular Claim shall be May 5, 2003. Distributions to be made on account of Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as practicable. Distributions to be made on account of Allowed Claims as of the Effective Date, shall be made on the Distribution Record Date or as soon thereafter as is reasonably practicable. Notwithstanding the date on which any distribution of securities is made to the Holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution, such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

         20. On the Distribution Record Date, the register for the Subordinated Notes shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. The Debtors and the Indenture Trustee shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date.

                       DEEMED CONSOLIDATION OF THE DEBTORS

         21. This Confirmation Order authorizes and approves the deemed consolidation of the estates for distribution purposes. Pursuant to the Plan and sections 1123(a)(5) and 1123(b) of the Bankruptcy Code, the estates shall be deemed consolidated into a single chapter 11 estate for the purposes only of all actions associated with confirmation, consummation, and distributions to be made under the Plan. Deemed consolidation in these Cases will have the effect of eliminating (a) cross-corporate guarantees by one Debtor of the obligation of another Debtor in the deemed consolidated group, (b) duplicate claims against more than one Debtor in the deemed consolidated group, and (c) Intercompany Claims.

                  (a) On the Confirmation Date, but subject to the occurrence of the Effective Date: (a) all Intercompany Claims by and between the Debtors shall be eliminated; (b) all liabilities of the Debtors shall be pooled or treated as though they were merged; (c) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (d) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (e) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (f) each and every Claim filed in the individual chapter 11 case of any of the Debtors shall be deemed one Claim filed against the Debtors. On the Confirmation Date, and in accordance the consolidation of the liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released, and of no further force and effect.

                  (b) Notwithstanding the voting and distribution scheme accomplished by the deemed consolidation, each separate pre-confirmation debtor will emerge from the reorganization process as a separate post-confirmation legal entity with most of the same corporate attributes it had prior to the confirmation of the Plan. Under these circumstances, each individual Debtor will continue to constitute a "case" within the meaning of section 1930(a)(6) of the Bankruptcy Code, and each will be separately required to pay quarterly fees to the United States Trustee.

                       ACTIONS IN FURTHERANCE OF THE PLAN

         22. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or any Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, no action of the stockholders or boards of directors of the Debtors or the Reorganized Debtors shall be required for the Debtors or the Reorganized Debtors to: (a) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan, including, without limitation, all documents and instruments concerning the Transferable Warrants and all documents and instruments evidencing the terms of the debt represented by and providing security for the New Senior Secured Notes and the New Unsecured Subordinated Notes, all with such changes or modifications as a Responsible Officer shall approve (such approval to be conclusively determined by the execution thereof) and, on and after the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the Reorganized Debtors, enforceable against the Reorganized Debtors in accordance with its terms subject only to bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, and subject also to general equitable principles; (b) issue shares of New Common Stock pursuant to the Plan, and, upon issuance, all such shares of New Common Stock shall be duly authorized, validly issued and fully paid and non-assessable shares of New Common Stock of Reorganized KGI; (c) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan; or (d) authorize the Reorganized Debtors to take actions pursuant to the Final DIP Order. Each of the Responsible Officers of each Debtor and each Reorganized Debtor is authorized to execute, deliver, file, or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements, or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or order of the Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, the Disclosure Statement Order, this Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this Confirmation Order shall be conclusive evidence of the Responsible Officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The Secretary of each Debtor or each Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, to the extent that, under applicable non-bankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or the Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

                          RELEASES AND INDEMNIFICATION

         23.      The releases and indemnification obligations contained in
Article XI of the Plan are approved except to the extent modified herein.

         24. As further provided below, the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to Article XI of the Plan, as modified by this Confirmation Order, is permanently enjoined, provided, however, that such injunction shall not extend to assertions of rights of recoupment against the Debtors or the Reorganized Debtors.

         25. Notwithstanding any other provisions of this Confirmation Order or the Plan, the provisions of Article XI of the Plan shall not be binding upon or effective against the SEC.

         26. Except as provided in the Plan or in this Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and termination of all Equity Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in this Confirmation Order, Confirmation shall, as of the Effective Date and immediately after cancellation of all Equity Interests: (i) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim based on such debt has accepted the Plan; and (ii) terminate all Equity Interests, and any Claims and rights arising out of such Equity Interests.

         27. In accordance with the foregoing, except as provided in the Plan or in this Confirmation Order, this Confirmation Order constitutes a judicial determination, as of the Effective Date and immediately after the cancellation of all Equity Interests immediately prior to the Effective Date and the issuance of the New Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all Equity Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment
                                       32
obtained against any Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest.

         28. COMPROMISE OF CONTROVERSIES. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against the Debtors, the Prepetition Credit Agreement Administrative Agent, the Prepetition Secured Credit Agreement Lenders, the DIP Agent, the DIP Lenders, the Weisel Funds, the Minority Banks, and the Committee, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors, and each of their respective professionals, including but not limited to any Claims or causes of action arising out of or related to that certain 5th Amendment, Waiver and Consent, dated as of January 28, 2003, to the Prepetition Secured Credit Agreement. The entry of the Confirmation Order shall constitute the Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estate, creditors, and other parties in interest, and are fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable. Notwithstanding the foregoing release, neither the Weisel Funds, on one hand, and the Minority Banks, on the other hand, shall be deemed to have released each other until the occurrence of the Effective Date, and the release set forth herein shall not be deemed binding or effective as to the

Weisel Funds or the Minority Banks (as between such entities) until the occurrence of the Effective Date.

         29. Whereas the Debtors have entered into a certain Stipulation (the "Krause Stipulation") of Settlement Between Debtors and Krause International, Inc., E.J. Krause & Associates Inc., E. J. Krause & Associates (Argentina), Inc., E.J. Krause Y Asociados Argentina S.R.L., and E.J. Krause De Mexico SA De CV (the "Krause Parties") to finally resolve all outstanding matters between the Debtors and the Krause Parties, and that the effectiveness of the Krause Stipulation, by its terms, is conditioned upon entry of an order of this court approving and authorizing the Krause Stipulation (the "Krause Stipulation Approval Order"), and the Debtors intend to promptly file a motion pursuant to Bankruptcy Rule 9019 for entry of the Krause Stipulation Approval Order, pending the entry of the Krause Stipulation Approval Order this Confirmation Order shall be without prejudice to the rights of any of the signatories to the Krause Stipulation with respect to the applicability of section 553 of the Bankruptcy Code to the matters that are the subject of the Krause Stipulation, and shall be without prejudice to the rights of any interested parties to seek or oppose the entry of the Krause Stipulation Approval Order.

         30. RELEASES BY THE DEBTORS. As of the Effective Date, the Debtors, the Creditors' Committee and the Creditor Representative, hereby waive, release and discharge (a) the Prepetition Secured Credit Agreement Lenders (including but not limited to the Minority Banks and the Weisel Funds); (b) the Prepetition Secured Credit Agreement Agent; (c) the DIP Agent; (d) the DIP Lenders; (e) the Weisel Funds; (f) the Creditors' Committee; (g) each of the respective officers, directors, and employees, of the Debtors; and (h) each of the respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants, and affiliates, acting in their representative capacities, of the

Debtors, the Prepetition Secured Credit Agreement Lenders (including but not limited to the Minority Banks and the Weisel Funds), the Prepetition Secured Credit Agreement Agent, the DIP Agent, the DIP Lenders, the Weisel Funds, and the Creditors' Committee, from any claim (as such term "claim" is defined section 101(5) of the Bankruptcy Code), obligation, right, cause of action or liability, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Case or the Plan.

         31. The releases set forth in section 11.7(c) of the Plan and in Paragraph 32 below are hereby modified as set forth in the next sentence of this Paragraph 31 and, as so modified, are hereby approved. The releases and injunctions set forth in section 11.7(c) of the Plan and Paragraph 32 of this Confirmation Order shall apply only to (i) claims of the Debtors, (ii) claims of persons or entities that have voted to accept the Plan, and (iii) claims of successors and assigns of the persons or entities identified in Paragraphs 31(i) and 31(ii). The releases and injunctions set forth in section 11.7(c) of the Plan and Paragraph 32 of this Confirmation Order shall not apply to any party-in-interest that voted to reject the Plan, was entitled to vote but did not submit an effective Ballot, or was not entitled to vote on the Plan.

         32. RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. On the Effective Date, each Holder of a Claim or Interest shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits judgments, damages, rights, and causes of action, whatsoever (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases and other agreements, and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part upon any transactions or matters with the Debtors, their estates or in connection with these reorganization cases, the Plan or the Disclosure Statement, that occurred or could have occurred on or prior to the Effective Date (which release and waiver will be in addition to the discharge of Claims and termination of Interests in accordance with the Plan, the Confirmation Order and the Bankruptcy
Code) against the Debtors, each of the current and former directors, officers, and employees of the Debtors; and each of the members, attorneys, accountants, investment bankers, consultants, advisors and other representatives of the Debtors acting in such representative capacities. Moreover, unless a Holder of a Claim who has voted to accept or reject the Plan (each a "Voting Holder") has elected otherwise by marking the appropriate box on its Ballot, each Voting Holder shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits judgments, damages, rights and causes of action, whatsoever (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any transactions or matters with the Debtors, their estates or in connection with this reorganization case, the Plan or the Disclosure Statement, that occurred or could have occurred on or prior to the Effective Date (which release and waiver will be in addition to the discharge of Claims and termination of Interests in accordance with the Plan, the Confirmation Order and the Bankruptcy Code) against the Prepetition Secured Credit Agreement Lenders (including but not limited to the Weisel Funds and the Minority Banks), the Prepetition Agent, the Weisel Funds, the Committee and its Members in such capacity, the DIP Lenders, and the DIP Agent; each of the current and former directors, officers, and employees of the Debtors; and each of the members, attorneys, accountants, investment bankers, consultants, advisors and other representatives of the Debtors acting in such representative capacities.

                     EXCULPATION AND LIMITATION OF LIABILITY

         33. In the event that the transactions contemplated by the Plan are consummated, (a) the Debtors; (b) the Prepetition Secured Credit Agreement Lenders (including but not limited to the Weisel Funds and the Minority Banks);
(c) the DIP Lenders; (d) the DIP Agent; (e) the Weisel Funds; (f) the Committee and its Members in such capacity; (g) the Indenture Trustee; (h) the Prepetition Agent; and (i) each of the respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants, and affiliates (and each of their respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants, and affiliates) of the parties listed in this clause, shall neither have nor incur any liability to any Holder of any Claim or Interest for any act or omission in connection with, or arising out of the Debtors' restructuring, this Plan, the chapter 11 Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions, and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except willful misconduct or gross negligence. The foregoing parties shall be entitled to rely upon the advise of counsel with respect to their duties and responsibilities under this Plan.

                            PAYMENT OF STATUTORY FEES

         34. On or before the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. Section 1930 and shall continue to pay such fees as they come due after the Effective Date until a final decree is entered closing these chapter 11 cases in accordance with section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

                            SUBSTANTIAL CONSUMMATION

         35. The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

                            RETENTION OF JURISDICTION

         36. Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Court shall retain such jurisdiction over these chapter 11 cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in section 12.1 of the Plan, which provisions are incorporated herein by reference.

                      NOTICE OF ENTRY OF CONFIRMATION ORDER

         37. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to cause to be served a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit D attached hereto and incorporated herein by reference (the "Confirmation Notice"), upon all parties that received notice of the Confirmation Hearing, no later than 15 Business Days after the Confirmation Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Equity Interests as of the Confirmation Date.

Dated: June_______, 2003

                                                  ______________________________
                                                  UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT A
                 FIRST AMENDED JOINT PLAN OF REORGANIZATION FOR
                          KEY3MEDIA GROUP, INC., ET AL.

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                     )        Chapter 11
                                          )        Case No. 03-10323 (JWV)
KEY3MEDIA GROUP, INC., et al.,(1)         )
                       -- --
                                          )        (Jointly Administered)
             Debtors.                     )

                 FIRST AMENDED JOINT PLAN OF REORGANIZATION FOR
                          KEY3MEDIA GROUP, INC., ET AL.

Proponents Counsel:

KASOWITZ, BENSON, TORRES & FRIEDMAN LLP            KRAMER LEVIN NAFTALIS & FRANKEL LLP
1633 Broadway                                      919 Third Avenue
New York, New York 10019                           New York, New York  10022
Telephone: (212) 506-1700                          Telephone:  (212) 715-9100
Facsimile: (212) 506-1800                          Facsimile:  (212) 715-8000

         -and-                                              -and-

RICHARDS, LAYTON & FINGER, P.A.                    KLETT ROONEY LIEBER & SCHORLING
One Rodney Square                                  1000 West Street, Suite 1410
P.O. Box 551                                       Wilmington, Delaware, 19801
Wilmington, Delaware  19899                        Telephone:  (302) 552-4250
Telephone:  (302) 651-7700                         Facsimile:  (302) 552-4295
Facsimile:  (302) 651-7701
                                                   Co-Counsel to the Weisel Funds.
Co-Counsel to the Debtors

  Dated: May 5, 2003
       Wilmington, Delaware

----------------------------

         (1) The Debtors are Key3Media Group, Inc., Key3Media Events, Inc., Key3Media VON Events, Inc., Key3Media BCR Events, Inc., Key3Media Advertising, Inc., and Key3Media BioSec, Inc.

                                TABLE OF CONTENTS

ARTICLE I INTRODUCTION............................................................................................   1

ARTICLE II DEFINITIONS; RULES OF INTERPRETATION...................................................................   1

ARTICLE III TREATMENT OF UNCLASSIFIED CLAIMS......................................................................  10

ARTICLE IV DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS.........................................................  11

ARTICLE V TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS............................................................  12

ARTICLE VI MEANS OF IMPLEMENTING THE PLAN.........................................................................  15

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS....................................................................  18

ARTICLE VIII CLAIMS OBJECTION AND DISTRIBUTION DISPUTES...........................................................  22

ARTICLE IX EXECUTORY CONTRACTS AND LEASES.........................................................................  23

ARTICLE X CONFIRMATION AND CONSUMMATION OF THE PLAN...............................................................  24

ARTICLE XI EFFECTS OF CONFIRMATION................................................................................  26

ARTICLE XII RETENTION OF JURISDICTION.............................................................................  29

ARTICLE XIII MISCELLANEOUS PROVISIONS.............................................................................  31

                                   ARTICLE I

                                  INTRODUCTION

         Pursuant to chapter 11 of the Bankruptcy Code, Key3Media Group, Inc. ("KGI") and its debtor affiliates (collectively the "Debtors"), Thomas Weisel Strategic Opportunities Partners, L.P., and Thomas Weisel Capital Partners, L.P. jointly propose this first amended joint plan of reorganization (the "Plan") for Key3Media Group, Inc., et al., for the reorganization of the Debtors' business and resolution of the outstanding claims against and interests in the Debtors. Reference is made to the Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the Debtors' First Amended Joint Plan of Reorganization (the "Disclosure Statement"), distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties, operations, projections, risk factors, summary and analysis of the Plan, and certain other related matters.

                                   ARTICLE II

                      DEFINITIONS; RULES OF INTERPRETATION

                  Section 2.1 DEFINITIONS. In addition to those terms that are defined in other sections of this Plan, the terms that appear in this Plan as capitalized terms shall have the respective meanings set forth below. Any capitalized term used, but not defined in this Plan, shall have the meaning ascribed to it in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

                  "ADMINISTRATIVE EXPENSE CLAIM" means a Claim (as defined herein) against the Debtors, or any of them, for costs and expenses of administration under sections 503(b) or 507(b) of the Bankruptcy Code entitled to priority in payment under section 507(a) of the Bankruptcy Code, including the Plan Facilitation Fee.

                  "ALLOWED" means, with respect to any Claim, the Claim or portion thereof (a) for which proof thereof was filed with the Bankruptcy Court within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3), and as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, shall have been interposed on or before the applicable Claim Objection Bar Date or within such other period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, (b) for which no proof thereof was filed, to the extent that such Claim has been listed by the Debtors in its Schedules as liquidated in amount and not disputed or contingent as to liability, and as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, shall have been interposed within such period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order of the Bankruptcy Court, (c) which arises from the recovery of property under section 550 or section 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which is allowed under this Plan, or (e) which is allowed by a Final Order.

                  "AMENDED BYLAWS" means the bylaws of Reorganized KGI, the form and substance of which shall be filed not less than five days before the Confirmation Hearing.

                  "AMENDED CERTIFICATE OF INCORPORATION" means the certificate of incorporation of Reorganized KGI, the form and substance of which shall be filed not less than five days before the Confirmation Hearing.

                  "ASSETS" means all (a) assets, property, interests and effects, real and personal, tangible and intangible, including but not limited to all Cash, real property interests, fixtures, equipment, furniture, other tangible property, accounts receivable, tax refunds, contract rights, other intangible property, interests in employee benefit plans, causes of action, claims and rights of any kind of the Debtors, including any property of the Estate for purposes of section 541 of the Bankruptcy Code; and (b) proceeds, products, rents and profits of all of the foregoing.

                  "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases.

                  "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms or the Local Bankruptcy Rules of the District of Delaware, and as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Cases.

                  "BAR DATE" means, with respect to any particular Claim, the date set by which the Bankruptcy Court has set as the last day for filing proofs of claim against the Debtors in the Chapter 11 Cases.

                  "BUSINESS DAY" means any day, other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

                  "BUSINESS INTERRUPTION INSURANCE LITIGATION" means the following causes of action (i) Key3Media Group, Inc., a Delaware corporation, Plaintiff vs. Commerce and Industry Insurance Company, Inc., Defendants Superior Court of the State of California for the County of Los Angeles, (Case No. BC278751); and (ii) Commerce and Industry Insurance Company, Plaintiff against Key3Media Group, Inc., Defendant, Supreme Court of the State of New York County of New York. The Debtors and Reorganized Debtors will give the Creditors' Committee (or the Creditors' Representative) all updates and information given and required to be given to the Holders of the New Senior Notes in connection with the prosecution and settlement of the Business Interruption Insurance Litigation.

                  "BUSINESS INTERRUPTION INSURANCE LITIGATION PROCEEDS" means all proceeds received by the Debtors in connection with the prosecution and/or settlement of the Business Interruption Insurance Litigation.

                  "CASH" means legal tender of the United States of America or equivalents thereof.

                  "CASH OUT FUND" means a fund of cash equal to the product of $3.10 multiplied by the number of Transferable Warrants that would have otherwise been issued to those Holders of Allowed Class 4 Claims whose Claims are not among the largest 199 largest Allowed Claims in such Class.

                  "CHAPTER 11 CASES" means the above-captioned cases commenced by the Debtors under chapter 11 of the Bankruptcy Code on the Petition Date and styled In re Key3 Media Group, Inc., et al., Case No. 03-10323 (Jointly Administered), currently pending before the Bankruptcy Court.

                  "CLAIM" means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, or (c) an amount listed by the Debtors in their Schedules as liquidated in an amount and not disputed or contingent as to liability.

                  "CLAIM OBJECTION DEADLINE" means the date that is ninety (90) days after the Effective Date, unless otherwise ordered by the Court.

                  "CLASS" means a category of Holders of Claims or Interests, as described in Article III of this Plan.

                  "CLASS [ ] CLAIM" means a Claim arising in the specified
Class.

                  "CONFIRMATION DATE" means the date upon which the Confirmation Order is entered in the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

                  "CONFIRMATION HEARING" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, presently scheduled for June 4, 2003.

                  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                  "CREDITOR REPRESENTATIVE" means the creditor representative, to be designated by the Creditors' Committee not less than 3 days prior to the Confirmation Hearing, and deemed appointed as of the Effective Date, which shall have the powers as set forth in the Plan.

                  "CREDITOR REPRESENTATIVE ADMINISTRATIVE FUND" means a fund of $50,000 Cash to be created by the Reorganized Debtors on the Effective Date, which shall be used to fund the fees and expenses of the Creditor
Representative.

                  "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases, as such committee may be reconfigured from time to time until the Effective Date.

                  "DEBTORS OR DEBTORS IN POSSESSION" means Key3Media Group, Inc., Key3Media Events, Inc., Key3Media BCR Events, Inc., Key3Media VON Events, Inc., Key3Media Advertising, Inc. and Key3Media BioSec Corp.

                  "DE MINIMIS PAYMENT" means a Distribution that is less than five dollars ($5.00) or such lesser amount as is determined by the Disbursing Agent in its discretion.

                  "DIP AGENT" means Wilmington Trust Company in its capacity as administrative agent and Collateral Agent under the DIP Credit Facility.

                  "DIP CREDIT AGREEMENT" means that certain Debtor-in-Possession Credit and Guaranty Agreement dated as of February 5, 2003 among KGI as borrower, the Subsidiaries of the Borrower named therein as Guarantors, and the lenders named therein as Lenders.

                  "DIP CREDIT FACILITY" means the Debtor-in-Possession term loan facility provided to the Debtors pursuant to the terms of the DIP Credit Agreement and as approved by the DIP Orders, as amended from time to time.

                  "DIP ORDERS" means the interim and Final DIP Order issued by the Bankruptcy Court authorizing and approving the DIP Credit Facility, including any amendments thereto.

                  "DIP LENDERS" means the lenders under the DIP Credit Facility in such capacity.

                  "DIP LENDER CLAIMS" means any Claim of any DIP Lender arising from or in connection with the DIP Credit Agreement, including but not limited to claims for principal, interest, fees and expenses.

                  "DISALLOWED" means, when referring to a Claim, or any portion thereof, that has been (a) disallowed or expunged, in whole or part, by a Final Order, (b) has been withdrawn, in whole or in part, by the Holder thereof, (c) if listed in the Schedules as zero or as Disputed (as defined herein), contingent or unliquidated and in respect of which a proof of claim has not been timely filed or deemed timely filed pursuant to the Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court, (d) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the filed amount of any proof of claim, or (e) is evidenced by a proof of claim which has been filed, or which has been deemed to be filed under applicable law or order of the Bankruptcy Court or which is required to be filed by order of the Bankruptcy Court but as to which such proof of claim was not timely or properly filed.

                  "DISBURSING AGENT" means Reorganized KGI, or any party designated by Reorganized KGI, to serve as disbursing agent under this Plan.

                  "DISCLOSURE STATEMENT" means the Disclosure Statement of the Debtors describing the Plan, dated May 5, 2003, including all exhibits, appendices, schedules and annexes attached thereto, prepared and submitted pursuant to section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as may be altered, amended, supplemented or modified from time to time, and distributed in accordance with sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rule 3018.

                  "DISPUTED CLAIM" means any Claim, including without limitation, any Unclassified Claim, Administrative Expense Claim, Secured Claim, Priority Claim and Unsecured Claim, which (a) is listed in the Schedules as disputed, contingent or unliquidated and for which a proof of claim has been timely filed pursuant to the Plan, the Bankruptcy Code, or any Final Order of the Bankruptcy Court, (b) is objected to in whole or in part on or before the Claim Objection Deadline or for which a request for estimation has been filed in accordance with the Bankruptcy Code and the Bankruptcy Rules and as to which no Final Order allowing such Claim has been entered, or (c) is held by a party that is adverse to the Debtors in any litigation or contested matter pending at the time of Distribution and as to which no Final Order resolving such litigation or contested matter has been entered.

                  "DISTRIBUTION DATE" means, as to any particular Claim, the third day following the latest of (a) the Effective Date; (b) the Date on which the Claim in question becomes an Allowed Claim; or (c) such other date as mutually agreed by the Debtors and Holder of such Claim.

                  "EFFECTIVE DATE" means the date that is eleven (11) days after the Confirmation Date, or, if such date is not a Business Day, the next succeeding Business Day, or such later date after the Confirmation Date as determined by the Debtors so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Article XI of this Plan have not been satisfied or waived, then the Effective Date shall be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived or such later date as may be determined by the Proponents.

                  "EQUITY INTEREST" means any equity interest in the Debtors, including, but not limited to, all stock, warrants, options or contract rights to purchase or acquire such Equity Interest, but excluding, any equity interest that any Debtor holds in any other Debtor.

                  "ELIGIBLE AVOIDANCE ACTIONS" means any action under sections 542, 543, 544, 545, 547, 548, 549 or 550 of the Bankruptcy Code brought by the Creditors' Committee or the Reorganized Debtors to recover not less than $25,000, except to the extent excluded under Section 6.7(b) herein.

                  "ELIGIBLE AVOIDANCE ACTION RECOVERIES" means the proceeds (if any) obtained or preserved from the pursuit of any Eligible Avoidance Actions.

                  "ELIGIBLE DEFENDANT" has the meaning given in Section 6.7(b), provided that no Holder of a Class 2 Claim shall be an Eligible Defendant.

                  "FEE CLAIM" means: (i) any allowance or request for allowance of compensation or reimbursement of expenses Allowed to Professionals pursuant to sections 330, 331, 503(b) or 506(b) of the Bankruptcy Code, whether fixed before or after the Effective Date; and (ii) any reimbursement or request for reimbursement of expenses Allowed to members of the Creditors' Committee pursuant to section 503(b)(3)(F) of the Bankruptcy Code.

                  "FIFTH AMENDMENT" means the 5th Amendment, Waiver and Consent, dated as of January 28, 2003, to the Prepetition Secured Credit Agreement.

                  "FINAL ORDER" means an order, ruling or judgment of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or request for reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, reconsideration or rehearing shall then be pending.

                  "FINAL DIP ORDER" means the final order, entered as of March 27, 2003, authorizing and approving the DIP Credit Facility, including any amendments thereto.

                  "GENERAL UNSECURED CLAIM" means any unsecured Claim against one or more of the Debtors that is not an Administrative Expense Claim, Intercompany Claim, Priority Tax Claim, Priority Non-Tax Claim, Prepetition Secured Credit Agreement Claim, DIP Lender Claim, Other Secured Claim or Other Subordinated Claim.

                  "GOVERNMENTAL UNIT" has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

                  "HOLDER" means an entity holding a Claim or Interest.

                  "INDENTURE TRUSTEE" means The Bank of New York, as trustee under the Subordinated Debt Indenture.

                  "INTERCOMPANY CLAIM" means a Claim of any Debtor against another Debtor.

                  "KGI" means Key3Media Group, Inc.

                  "MASTER BALLOT" means the form accompanying the Disclosure Statement upon which the nominees of the beneficial holders of the Subordinated Notes shall indicate acceptances or rejection of the Plan by the beneficial holders and any other required information in accordance with the order(s) of the Court respecting the form and content thereof.

                  "MINORITY BANKS" means Fleet National Bank and Wells Fargo Bank, N.A., and their respective successors and assigns.

                  "NET BUSINESS INTERRUPTION INSURANCE LITIGATION PROCEEDS" means the amount of Business Interruption Insurance Litigation Proceeds after deduction of all contingency fees, costs and expenses of prosecution, and incidental amounts that are (i) customarily deducted from a client's gross recovery in any action in which the client is represented on a contingency fee basis by counsel and (ii) actually deducted from the Business Interruption Insurance Litigation Proceeds.

                  "NEW COMMON STOCK" means the 11,600,000 shares of common stock of Reorganized KGI, par value of $.01 per share, authorized for issuance in accordance with the terms and conditions of the Plan.

                  "NEW COMMON STOCK OFFERING" means the offering by Reorganized KGI of 1 million shares of New Common Stock shares for $6.20 per share to occur on the Effective Date to the eligible Holders of Class 4 Claims who elected to subscribe to the New Common Stock Offering as of the Confirmation Date. For purposes of participating in the New Common Stock Offering, each individual beneficial holder of a Subordinated Note, rather than the Indenture Trustee, shall be deemed to be the Holder of the Class 4 Claim.

                  "NEW COMMON STOCK PURCHASE RIGHTS" means the rights offered to Holders of the largest one hundred ninety nine (199) Allowed Class 4 Claims on a Pro Rata basis, pursuant to the New Common Stock Offering, to purchase 1,000,000 shares of the New Common Stock at a price of $6.20 per share, exercisable by notice given by each such Holder by checking the appropriate box on its voting Ballot, and transferable to any other Holder of an Allowed Class 4 Claims so long as (i) all of the transferor's (or any subsequent transferor's) New Common Stock Purchase Rights (and/or the New Common Stock purchased in connection therewith) are transferred to a single transferee (or any subsequent single transferee) that is a Holder of an Allowed Class 4 Claim, and (ii) such transferee (or any subsequent transferee) is not a competitor of the Debtors or the Reorganized Debtors and agrees to be bound by the restrictions set forth in clauses (i) and (ii) hereof. In the event that Holders of Allowed Class 4 Claims do not exercise all of the New Common Stock Purchase Rights, Holders of Allowed Class 4 Claims exercising New Common Stock Purchase Rights shall be entitled to exercise, on a pro rata basis (i.e. the proportion of the New Common Stock Purchase Rights exercised by such entity bears to the aggregate amount of New Common Stock Purchase Rights exercised), the remainder of the New Common Stock Purchase Rights not exercised.

                  "NEW SENIOR SECURED NOTES" means the interest-bearing senior secured notes to be issued by Reorganized KGI in the aggregate principal amount of $37.5 million; the terms of which are set forth more fully in the New Senior Secured Notes Term Sheet, attached hereto and incorporated herein as Exhibit "A."

                  "NEW UNSECURED SUBORDINATED NOTES" means the interest-bearing unsecured subordinated notes to be issued by Reorganized KGI in the aggregate principal amount of $12,268,985.99 million; the terms of which are set forth more fully in the Preliminary New Unsecured Subordinated Notes Term Sheet, attached hereto and incorporated herein as Exhibit "B." The New Unsecured Subordinated Notes shall be subject to a subordination agreement satisfactory to the Minority Banks.

                  "OTHER SECURED CLAIMS" means Allowed Secured Claims other than Prepetition Secured Credit Agreement Claims and DIP Lender Claims.

                  "OTHER SUBORDINATED CLAIMS" means all Claims that are subordinated to General Unsecured Claims pursuant to the Bankruptcy Code, including but not limited to Claims subordinated under section 510(b) of the Bankruptcy Code.

                  "PETITION DATE" means February 3, 2003, the date on which the Debtors commenced the Chapter 11 Cases.

                  "PLAN" has the meaning specified in Article I.

                  "PLAN FACILITATION FEE" means the $2 million fee to be paid to the Weisel Funds upon consummation of the Plan. The Plan Facilitation Fee shall be treated as an Allowed Administrative Expense under the Plan; provided that the Weisel Funds have agreed to accept $1 million of the Plan Facilitation Fee in cash on the Effective Date, with the remaining $1 million to be paid in subordinated debt in accordance with a subordination agreement to be agreed upon among the Weisel Funds and the Minority Banks with terms no less favorable to the Minority Banks than the terms of the subordination agreement governing the New Unsecured Subordinated Notes.

                  "PREPETITION SECURED CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of June 26, 2001, by and among the Borrower, certain of the Guarantors, the lenders party thereto, as such Amended and Restated Credit Agreement may have been subsequently amended.

                  "PREPETITION SECURED CREDIT AGREEMENT AGENT" means Wilmington Trust Company in its capacity as Administrative Agent and Collateral Agent under the Prepetition Secured Credit Agreement.

                  "PREPETITION SECURED CREDIT AGREEMENT LENDERS" means, collectively, those certain lenders under the Prepetition Secured Credit Agreement, and their successors or assigns, in their capacities as Holders of Prepetition Secured Credit Agreement Claims, including but not limited to the Minority Banks and the Weisel Funds.

                  "PREPETITION SECURED CREDIT AGREEMENT CLAIMS" means the Claims of the Prepetition Secured Credit Agreement Lenders arising under the Prepetition Secured Credit Agreement and all documents executed in connection therewith, provided that, in accordance with the Final DIP Order, the Debtors shall pay, in Cash, all pre and post-petition interest, as well as reasonable fees and expenses of the Prepetition Secured Credit Agreement Lenders to the extent such fees and expenses are authorized to be paid pursuant to the Final DIP Order, such payments to be made without setoff or deduction on account of the Distributions set forth in this Plan, and the claims arising from such pre-and post-petition interest, fees and expenses shall not be deemed to be Prepetition Secured Credit Agreement Claims for purposes of the Distributions to be made under this Plan.

                  "PRIORITY CLAIMS" means all Priority Tax Claims and Priority Non-Tax Claims.

                  "PRIORITY NON-TAX CLAIM" means a Claim or a portion of a Claim entitled to priority treatment pursuant to sections 507(a)(2) through 507(a)(8) of the Bankruptcy Code, other than Priority Tax Claims (as defined herein).

                  "PRIORITY TAX CLAIM" means a Claim or a portion of a Claim entitled to priority treatment pursuant to section 507(a)(8) of the Bankruptcy Code.

                  "PROFESSIONALS" means the professionals retained by the Debtors or the Creditors' Committee pursuant to a Final Order under section 327 or 1103 of the Bankruptcy Code or to be compensated for services prior to the Effective Date pursuant to sections 327, 328, 330, 331, 503(b)(2) or (4) or 1103 of the Bankruptcy Code.

                  "PROPONENTS" means the Debtors, Thomas Weisel Strategic Opportunities Partners, L.P., and Thomas Weisel Capital Partners, L.P.

                  "PRO RATA" means the proportion that the Allowed Claim in a particular Class bears to the aggregate amount of (a) Allowed Claims in such class as of the date of determination; plus (b) Disputed Claims (in their aggregate face amounts or such other amounts as may be estimated) in such Class as of the date of determination, (i) as calculated by the Debtors on or before the date of any such Distribution or (ii) as determined by an Estimation Order or Final Order of the Court.

                  "RECORD DATE" means for voting purposes, May 5, 2003, and for purposes of receiving a Distribution under the Plan, May 5, 2003.

                  "REORGANIZED KGI" means KGI as reorganized on or after the Effective Date pursuant to this Plan.

                  "REORGANIZED DEBTORS" means the Debtors, as reorganized on or after the Effective Date pursuant to this Plan.

                  "SCHEDULES" means the schedules of assets, liabilities and executory contracts and the statement of financial affairs of the Debtors filed pursuant to section 521 of the Bankruptcy Code, and in accordance with the Official Bankruptcy Forms and the Bankruptcy Rules, as each has been, or may be, amended and supplemented from time to time.

                  "SUBORDINATED DEBT INDENTURE" means the indenture dated as of June 26, 2001, with KGI as Issuer, the subsidiaries named therein as Guarantors, and The Bank of New York as Trustee.

                  "SUBORDINATED NOTES" means the 11.25% Notes issued pursuant to the Subordinated Debt Indenture.

                  "SUBORDINATED NOTE CLAIM" means, collectively, the Claims arising under the Subordinated Note Debt Indenture.

                  "TRANSFERABLE WARRANTS" means the transferable warrants to be issued to the Holders of Allowed Class 4 Claims on a Pro Rata basis to purchase 500,000 shares of New Common Stock at a price of $6.20 per share, exercisable at any time on or prior to July 1, 2007 pursuant to and governed by the terms of the Warrant Agreement to be agreed upon by the Committee and the Weisel Funds containing terms no less favorable to the Creditors holding Class 4 Claims than as set forth in Exhibit "C"; provided, that (i) only the Holders of the largest one hundred ninety-nine (199) Allowed Class 4 Claims shall be entitled to receive the Transferable Warrants; (ii) if any New Common Stock Purchase Rights are exercised by Holders of Class 4 Claims, the number of Transferable Warrants issued shall increase by 5% of the shares purchased pursuant to the New Common Stock Purchase Rights; (iii) the Transferable Warrants (or any New Common Stock purchased in connection therewith) shall only be transferable if (x) all of the transferor's (or any subsequent transferor's) Transferable Warrants (or any New Common Stock purchased in connection therewith) are transferred to a single transferee only (or any subsequent single transferee), and (y) such transferee (or any subsequent transferee) is not a competitor of the Debtors or the Reorganized Debtors and agrees to be bound by the transfer restriction contained in clauses
(x) and (y) hereof.

                  "VOTING DEADLINE" means May 28, 2003.

                  "VOTING RECORD DATE" means May 5, 2003.

                  "WEISEL FUNDS" means Thomas Weisel Strategic Opportunities Partners, L.P.; Thomas Weisel Capital Partners, L.P.; TWP CEO Founders' Circle
(AI), L.P.; TWP CEO Founders' Circle (QP), L.P.; Thomas Weisel Capital Partners Employee Fund, L.P., and each of their respective successors and assigns.

                  Section 2.2 RULES OF INTERPRETATION. The rules of construct on set forth in section 102 of the Bankruptcy Code shall apply to the Plan.

                                  ARTICLE III

                        TREATMENT OF UNCLASSIFIED CLAIMS

                  Section 3.1 ADMINISTRATIVE EXPENSE CLAIMS. Administrative Expense Claims are not impaired under the Plan. Each Holder of an Allowed Administrative Expense Claim shall receive, on account thereof, Cash equal to the full unpaid amount of such Allowed Administrative Expense Claim, except to the extent that any Holder of an Allowed Administrative Expense Claim agrees to less favorable treatment thereof. Each Holder of an Allowed Administrative Expense Claim shall receive such distribution from the Debtors or the Disbursing Agent, as the case may be, either upon, or as promptly as practicable after the Distribution Date, provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course or otherwise assumed by the Reorganized Debtors pursuant to this Plan shall be paid in the ordinary course of business in accordance with the terms and conditions of the particular agreements governing such obligations.

                  Section 3.2 PRIORITY TAX CLAIMS. Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, each holder of an Allowed Priority Tax Claim shall receive, on account thereof, in respect of such Allowed Claim, at the option of the Debtors or the Reorganized Debtors, either (a) the full amount thereof, without postpetition interest or penalty, in Cash, as soon as practicable after the Distribution Date, or (b) a promissory note payable by the Debtors in a principal amount equal to the amount of such Allowed Priority Tax Claim on which interest shall accrue from and after the Effective Date at the rate of 6% or such higher or lower rate as is determined by the Court to be appropriate under section 1129(a)(9)(C) of the Bankruptcy Code and shall be paid semi-annually in arrears; the principal amount of the promissory note shall be paid in full on a date or dates six (6) years after the date of assessment of such Allowed Priority Tax Claim.

                  Section 3.3 DIP LENDER CLAIMS. Pursuant to section 1129(a)(9)(A) of the Bankruptcy Code, each Holder of an Allowed DIP Lender Claim is entitled to receive Cash equal to the Allowed amount of such Claim, except to the extent that the Holder of a particular Claim has agreed to less favorable treatment of such Claim. Pursuant to the terms of the Plan, the Weisel Funds have agreed that, in lieu of accepting Cash on account of their $30.9 million aggregate DIP Claims, upon confirmation of the Plan, each of the Weisel Funds shall receive its Pro Rata Share of 4,983,871 shares of New Common Stock. Notwithstanding anything set forth herein, subject to the terms and conditions of the Final DIP Order, each Weisel Fund shall be entitled to receive Cash equal to the amount of its reasonable fees and expenses incurred (i) to the extent such reasonable fees and expenses are reimbursable by the Debtors under the DIP Credit Agreement and Final DIP Order and (ii) to the extent such fees and expenses have not been reimbursed by the Debtors prior to the Confirmation Date.

                  Section 3.4 INTERCOMPANY CLAIMS. Intercompany Claims are not classified or included in any Class. All such claims shall be eliminated as a result of the deemed substantive consolidation of the Debtors pursuant to this Plan (See section 6.2 below), which shall be effectuated by the Confirmation Order.

                                   ARTICLE IV

                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

         All Claims and Interests, except Administrative Expense Claims, Priority Tax Claims, DIP Lender Claims, and Intercompany Claims are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Priority Tax Claims, and DIP Lender Claims, as described above, have not been classified.

               CLASS                        STATUS         VOTING RIGHTS
               -----                        ------         -------------
Class 1 (Priority Non-Tax Claims)         Unimpaired    Not Entitled to Vote
Class 2 (Prepetition Secured Credit
Agreement Claims)                         Impaired      Entitled to Vote
Class 3 (Other Secured Claims)            Unimpaired    Not Entitled to Vote
Class 4 (General Unsecured Claims)        Impaired      Entitled to Vote
Class 5 (Other Subordinated Claims)       Impaired      Not Entitled to Vote
Class 6 (Equity Interests)                Impaired      Not Entitled to Vote

                                   ARTICLE V

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

                  Section 5.1       CLASS 1: PRIORITY NON-TAX CLAIMS.

                  Classification: Class 1 consists of Priority Non-Tax Claims. Allowed Class 1 Claims are not Impaired under the Plan and the Holders of Allowed Class 1 claims are not entitled to vote on this Plan.

                  Treatment: On or as soon as practicable after the Distribution Date, each Holder of an Allowed Class 1 Claim shall receive, on account thereof, Cash equal to such Allowed Priority Non-Tax Claim, except to the extent that any Holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment thereof. Each Holder of an Allowed Priority Non-Tax Claim shall receive such Distribution from the Debtors or Reorganized KGI.

                  Section 5.2 CLASS 2: PREPETITION SECURED CREDIT AGREEMENT CLAIMS.

                  Classification: Class 2 shall consist of the Prepetition Secured Credit Agreement Claims. Allowed Class 2 Claims are Impaired by the Plan and the Holders of the Allowed Class 2 Claims are entitled to vote on this Plan.

                  Treatment: On or as promptly as practicable after the Distribution Date, each Holder of an Allowed Class 2 Claim shall receive its Pro Rata share of the New Senior Secured Notes, provided, however, that (i) in accordance with the Final DIP Order, the Debtors shall pay in Cash, on or as promptly as practicable after the Distribution Date, all pre and post-petition interest, as well as reasonable fees and expenses of the Prepetition Secured Credit Agreement Lenders to the extent such fees and expenses are authorized to be paid pursuant to the terms of the Final DIP Order, such payments to be made without setoff or deduction on account of the Distributions of the New Senior Secured Notes under this Plan, and the claims arising from such pre-and post-petition interest, fees and expenses shall not be deemed to be Prepetition Secured Credit Agreement Claims for purposes of the Distributions to be made under this Plan; (ii) in lieu of receiving its Pro Rata share of the New Senior Secured Notes on account of the first $32 million of their aggregate Class 2 Claims, each Weisel Fund has agreed to accept its Pro Rata share of 5,161,290 shares of New Common Stock; (iii) in lieu of receiving its Pro Rata share of the New Senior Secured Notes on account of the next $12,268,985.99 million aggregate Class 2 Claim held by the Weisel Funds, each Weisel Fund has agreed to accept its Pro Rata Share of $12,268,985.99 million aggregate principal amount of the New Unsecured Subordinated Notes, and (iv) to the extent that the Weisel Funds' aggregate Prepetition Secured Credit Agreement Claims exceed $42,268,985.99, the Weisel Funds shall receive, on a Pro Rata basis, New Senior Secured Notes, up to a maximum aggregate amount of $11,606,487.77

                  Claims of the Prepetition Secured Credit Agreement Lenders shall be deemed Allowed as follows:

--------------------------------------------------------
       CLAIMANT          ALLOWED AMOUNT OF CLASS 2 CLAIM
--------------------------------------------------------
Weisel Funds                    $ 55,875,473.76
--------------------------------------------------------
Fleet                           $ 13,628,164.33
--------------------------------------------------------
Wells Fargo                     $  8,176,898.60
--------------------------------------------------------
Other Holders of Class
2 Claims                        $  4,088,449.30
--------------------------------------------------------

                  Section 5.3       CLASS 3: OTHER SECURED CLAIMS.

                  Class 3 consists of the Other Secured Claims. Class 3 Claims are Unimpaired under the Plan, and solicitation of acceptances of the Plan with respect to Holders of such Class 3 Claims is not required.

                  Treatment: On or as promptly as practicable after the Distribution Date, each Holder of an Allowed Class 3 Claim shall receive on account of its Class 3 Claim and at Reorganized KGI's exclusive election, either: (i) Cash equal to the amount of such Allowed Other Secured Claim, (ii) the Property which serves as security for such Allowed Other Secured Claim, except to the extent that any Holder of an Allowed Other Secured Claim agrees to less favorable treatment thereof; or (iii) such other treatment that shall render such Allowed Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code. Upon receipt of the Distribution provided for herein, each Holder of an Allowed Other Secured Claim shall irrevocably release and discharge any and all Liens against Property and Assets.

                  Section 5.4      CLASS 4: GENERAL UNSECURED CLAIMS.

                  Classification: Class 4 consists of General Unsecured Claims, including but not limited to the Subordinated Note Claims. Class 4 Claims are Impaired under the Plan, and Holders of Class 4 Claims are entitled to vote on the Plan.

                  Treatment: Each Holder of an Allowed Class 4 Claim shall receive its Pro Rata share of the following: (a) $2,650,000 Cash; (b) forty percent (40%) of the Net Business Interruption Insurance Litigation Proceeds up to a maximum amount of $4 million; (c) the Transferable Warrants; (d) the New Common Stock Purchase Rights; and (e) the Eligible Avoidance Action Recoveries; provided, however, that: (i) the Creditor Representative shall be entitled to set aside and or deduct from the Cash to be distributed in accordance with clause (a) and (b) above an amount of Cash sufficient to fund the duties of the Creditor Representative; (ii) the Weisel Funds shall waive their right to any distribution under the preceding clauses (a), (b) and (c); and (iii) each Holder of a Class 4 Claim that is not entitled to receive Transferable Warrants because its Class 4 Claim is not among the 199 largest Allowed Class 4 Claims shall instead receive, in lieu of such Transferable Warrants, Cash from the Cash Out Fund in an amount equal to the product of the number of such Transferable Warrants that it would have otherwise received multiplied by $3.10.

                  The New Common Stock Purchase Rights are defined in section
2.1 of this Plan. The purchase price of $6.20 per share of New Common Stock was computed by dividing the total amount of the DIP Lender Claims ($30.9 million) by the number of shares of New Common Stock (4,983,871) Holders of DIP Lender Claims will receive as a distribution in respect of the DIP Lender Claims, and by reference to the number of shares of New Common Stock, the Weisel Funds shall receive (5,161,290) shares of New Common Stock in respect to the first $32 million of their Class 2 Claims. The New Common Stock Purchase Rights are thus to be exercised at the same price at which Weisel is converting its secured debt claims to equity. Holders of Class 4 Claims are advised to review Section VIII.L.2 of the Disclosure Statement, which sets forth the assumed reorganization common equity value, as computed by the Debtors' financial advisors, of approximately $6.15 per share.

                  Class 4 Creditors may elect to exercise their Common Stock Purchase Rights by checking the appropriate box on their voting Ballot. Creditors who make that election will receive notice on or, as soon as practicable, after the date of the Confirmation Hearing as to whether they are eligible to purchase New Common Stock, the amount of shares they will receive, and the amount of Cash they must remit to receive the New Common Stock. The Cash must be remitted to the Debtors by the later of: (i) 10 days after receipt of the notice of eligibility to participate in the New Common Stock Offering, and confirmation of the amount due; or (ii) 10 days after the Effective Date, or such New Common Stock Purchasing Rights shall be deemed to have been forfeited.

                  For information about the legal proceedings relating to the Business Interruption Insurance Litigation Proceeds, see Section VI.D "Significant Litigation - Commerce and Industry Action," of the Disclosure Statement.

                  Section 5.5       CLASS 5: OTHER SUBORDINATED CLAIMS.

                  Classification: Class 5 consists of Other Subordinated Claims, which include, without limitation, Claims subject to subordination pursuant to section 510(b) of the Bankruptcy Code. Holders of Class 5 Claims are conclusively presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

                  Treatment: Holders of Class 5 Claims shall be entitled to no distribution under the Plan.

                  Section 5.6       CLASS 6: EQUITY INTERESTS.

                  Classification: Class 6 consists of Equity Interests. Holders of Equity Interests are Impaired under the Plan. Holders of Equity Interests are conclusively presumed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

                  Treatment: Holders of Equity Interests will receive no Distributions and retain no rights or Assets on account of their Equity Interests, which shall be extinguished and cancelled on the Effective Date of the Plan.

                                   ARTICLE VI

                         MEANS OF IMPLEMENTING THE PLAN

                  Section 6.1 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED KGI. The Reorganized Debtors shall continue to exist in accordance with the law in the jurisdiction in which they are incorporated and pursuant to their respective Certificates of Incorporation and Bylaws in effect prior to the Effective Date, except to the extent such Certificates of Incorporation and Bylaws are amended under this Plan. Except as otherwise provided in this Plan, on and after the Effective Date, all property of the estates of the Debtors, including all claims, rights and causes of action and any property acquired by Debtors or the Reorganized Debtors under or in connection with this Plan, shall vest in the respective Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by this Plan or the Confirmation Order.

                  Section 6.2 SUBSTANTIVE CONSOLIDATION OR "DEEMED CONSOLIDATION". The Plan shall serve as a motion seeking entry of an order providing for the deemed consolidation of the Debtors, and the Confirmation Order shall authorize and approve the deemed substantive consolidation of the estates for distribution purposes. Pursuant to the Plan and sections 1123(a)(5) and 1123(b) of the Bankruptcy Code, upon the occurrence of the Effective Date the estates shall be deemed consolidated into a single chapter 11 estate for the purposes of all actions associated with confirmation, consummation, and distributions to be made under the Plan. Deemed consolidation in these Cases will have the effect of eliminating (i) cross-corporate guarantees by one Debtor of the obligation of another Debtor in the substantively consolidated group,
(ii) duplicate claims against more than one Debtor in the substantively consolidated group, and (iii) Intercompany Claims.

         This Plan provides for deemed consolidation of the Debtors' Estates into a single entity, solely for the purposes of the chapter 11 cases and all actions with respect to confirmation, consummation, and implementation of the Plan and Claim determination. On the Confirmation Date, but subject to the occurrence of the Effective Date: (i) all Intercompany Claims by and between the Debtors shall be eliminated; (ii) all liabilities of the Debtors shall be pooled or treated as though they were merged; (iii) all prepetition cross-corporate guarantees of the Debtors shall be eliminated; (iv) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (v) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; and (vi) each and every Claim filed in the individual chapter 11 case of any of the Debtors shall be deemed one Claim filed against the Debtors. On the Confirmation Date, and in accordance the consolidation of the liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor or of any other Person shall be discharged, released and of no further force and effect.

         Notwithstanding the voting and distribution scheme accomplished by the deemed consolidation, each separate pre-confirmation debtor will emerge from the reorganization process as a separate post-confirmation legal entity with most of the same corporate attributes it had prior to the confirmation of the Plan. Under these circumstances, each individual Debtor will continue to contribute a "case" within the meaning of section 1930(a)(6) of the Bankruptcy Code, and each will be separately required to pay quarterly fees to the United States Trustee.

                  Section 6.3 CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS AND CORPORATE ACTION.

                  (a) Certificates of Incorporation and Bylaws. On or immediately after the Effective Date, the Certificate of Incorporation and Bylaws of the Debtors shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. Among other things, the Amended and Restated Certificate of Incorporation of the Reorganized Debtors shall: (a) in the case of Reorganized KGI, authorize the New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan; and (b) comply with section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation or bylaws as permitted by the Delaware General Corporation Law, and the terms and conditions of such documents.

                  (b) Directors and Officers of Reorganized KGI. On the Effective Date, the Board of Directors of Reorganized KGI will consist of up to five members. No later than 10 days prior to the date of the Voting Deadline, the Weisel Funds shall designate and file with the

Bankruptcy Court and adequately circulate a list of the initial officers and directors of Reorganized KGI. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Proponents will disclose the identity and affiliations of any person proposed to serve on the board of directors.

                  (c) Corporate Action. On the Effective Date, the adoption of the Amended Certificates of Incorporation and Bylaws or similar constituent documents, the selection of directors and officers for the Debtors, the Reorganized Debtors, or Reorganized KGI, and all other actions contemplated by this Plan shall be authorized and approved in all respects. All matters provided for in this Plan involving the corporate structure of the Debtors, the Reorganized Debtors, or Reorganized KGI, and any corporate action required by the Debtors, the Reorganized Debtors, or Reorganized KGI in connection with this Plan, shall be deemed to have occurred and shall be in effect without any requirement of further action by the security Holders or directors of the Debtors, the Reorganized Debtors or Reorganized KGI. On the Effective Date, the appropriate officers of Reorganized KGI and members of the board of directors of Reorganized KGI shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by this Plan in the name of and on behalf of Reorganized KGI.

                  Section 6.4 CANCELLATION OF EQUITY INTERESTS AND INDEBTEDNESS. Except for purposes of evidencing a right to distribution under the Plan, on the Effective Date, all Equity Interests and Subordinated Notes, and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of, or interests in, the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are unimpaired, reinstated, or amended and restated under this Plan, shall be cancelled and terminated and of no further force or effect, provided, however, that the Subordinated Debt Indenture shall continue in effect for the purpose of (i) allowing the Indenture Trustee to receive and make Distributions on account of the Subordinated Notes pursuant to the Plan and to perform such other necessary administrative functions with respect thereto and (ii) permitting the Indenture Trustee to maintain or assert any rights or liens for reasonable fees, costs and expenses under the Subordinated Debt Indenture.

                  Section 6.5 ISSUANCE OF NEW SECURITIES. On or as soon as reasonably practicable after the Effective Date, Reorganized KGI, in accordance with the terms of this Plan, shall issue the shares of New Common Stock and the Transferable Warrants. The issuance of the New Common Stock and Transferable Warrants is authorized without the need for any further corporate action. In accordance with section 1145 of the Bankruptcy Code, all actions taken in connection with the Stock Offering and the issuance of the Transferable Warrants shall be exempt from section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in securities.

                  Section 6.6       EXEMPTION FROM TRANSFER TAXES. Pursuant to
section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under this Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax. Any transfers pursuant to this Plan shall not be subject to any such taxes, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  Section 6.7.      ELIGIBLE AVOIDANCE ACTIONS.

                  (a) Creditors' Committee. The Creditors' Committee may in its own name bring Eligible Avoidance Actions against any "ELIGIBLE DEFENDANT" (as defined in Section 6.7(b)) prior to the Effective Date, and the reasonable fees and disbursements of professionals retained by the Creditors' Committee shall, upon allowance by the Court, be paid as Administrative Expenses. After the Effective Date, the Debtors shall bring such Eligible Avoidance Actions against Eligible Defendants as the Creditor Representative shall direct. The Creditor Representative shall control the prosecution and settlement of such actions, and may direct the Debtors to retain special counsel and other professionals to prosecute such actions (including, without limitation, Professionals retained by the Committee in this case). The costs of bringing Eligible Avoidance Actions shall be paid only out of (i) any reserve established by the Creditors' Committee or Creditor Representative for that purpose; (ii) the proceeds of Eligible Avoidance Actions; and (iii) the Creditor Representative Administrative Fund.

                  (b) Eligible Defendants. The Creditors' Committee or Creditor Representative shall give the Weisel Funds written notice of the name of each defendant against whom the Creditors' Committee or Creditor Representative has determined that an Eligible Avoidance Action can be brought. If the Weisel Funds reasonably determine that a defendant is a vendor or customer with which the Reorganized Debtors have, or reasonably expect to have, a material business relationship, it shall notify the Creditors' Committee or Creditor Representative of their determination in writing within 20 days of their receipt of such notice. If the Weisel Funds do not so notify the Creditors' Committee or Creditor Representative, the defendant shall constitute an "Eligible Defendant." If the defendant is not an Eligible Defendant, no action against such defendant may be commenced.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

                  Section 7.1       RECORD DATE FOR DISTRIBUTIONS. On the
Record Date, the register for the Subordinated Notes shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. The Debtors and the Indenture Trustee shall have no obligation to recognize any transfer of Claims occurring on or after the Record Date.

                  Section 7.2 DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Allowed Claims as of the Effective Date shall be made on the Distribution

Date or as soon thereafter as is reasonably practicable. Subsequent distributions shall be made, at the direction of the Creditor Representative, as assets available for distribution become available for distribution. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Notwithstanding the date on which any distribution of securities is made to a Holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution, such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

                  Section 7.3 DISPUTED CLAIMS RESERVE. The Disbursing Agent shall set aside and reserve, from the consideration to be paid to Holders of Class 4 Claims, for the benefit of each Holder of a Class 4 Claim that is a Disputed Claim, an amount equal to the Distribution to which the Holder of such Disputed Claim would be entitled if such Disputed Claim were an Allowed Claim in an amount equal to (i) the amount of such Claim as estimated by the Bankruptcy Court pursuant to an order of the Court, or (ii) if no such order has been entered with respect to such Claim, the greater of (A) the amount listed in the Debtors' Schedule of Assets and Liabilities and (B) the amount set forth in a proof of claim or application for payment filed with the Court. Such reserved amounts, collectively, shall constitute the "Disputed Claims Reserve." Claims filed or scheduled without an amount shall be reserved at $1 unless otherwise ordered by the Court.

                  Section 7.4 TREATMENT OF DISPUTED CLAIMS IN NEW COMMON STOCK OFFERING. If a Holder of a Disputed Claim elects to participate in the New Common Stock Offering, the Disbursing Agent shall place into escrow, for the benefit of such Holder of a Disputed Claim, an amount of New Common Stock equal to that which the Holder of such Disputed Claim would be entitled if such Disputed Claim were an Allowed Claim in an amount equal to (i) the amount of such Claim as estimated by the Bankruptcy Court pursuant to an order of the Court, or (ii) if no such order has been entered with respect to such Disputed Claim, the greater of (A) the amount listed in the Debtors' Schedule of Assets and Liabilities and (B) the amount set forth in a proof of claim or application for payment filed with the Court. Class 4 Creditors who make this election will receive notice on or, as soon as practicable, after the date of the Confirmation Hearing as to whether they are eligible to purchase New Common Stock, the amount of shares they will receive, and the amount of Cash they must remit to receive the New Common Stock. The Cash must be remitted to the Debtors by the later of:
(i) 10 days after receipt of the notice of eligibility to participate in the New Common Stock Offering, and confirmation of the amount due; or (ii) 10 days after the Effective Date, or such New Common Stock Purchasing Rights shall be deemed to have been forfeited. The New Common Stock held in escrow will be cancelled on a Pro Rata basis to the extent the Disputed Claim is disallowed by final order of the Bankruptcy Court.

                  Section 7.5 INTEREST ON CLAIMS. Unless otherwise specifically provided for or contemplated in this Plan, the Final DIP Order, the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

                  Section 7.6 DISTRIBUTIONS BY THE DISBURSING AGENT. The Disbursing Agent shall make all distributions required to be distributed under this Plan.

                  Section 7.7       DELIVERY OF DISTRIBUTIONS.

                  (a) General. Except as otherwise set forth in section 7.7(b) and 7.7(a), distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records or as otherwise available to the Debtors or any other agent or servicer, as the case may be, unless such addresses are superseded by any proofs of claim or transfers of claim that may be filed pursuant to Bankruptcy Rule 3001. Distributions on account of Allowed Subordinated Note Claims shall be made to the Indenture Trustee. The Indenture Trustee shall in turn make the distributions to the Holders of the Subordinated Notes pursuant to the terms of the Subordinated Debt Indenture. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address. The Disbursing Agent shall hold all funds for designated for distribution to Holders of Class 4 Claims in a separate designated account, and the Disbursing Agent shall make all distributions to Holders of Class 4 Claims at the direction of the Creditor Representative. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one
(1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their estates, the Reorganized Debtors, or their property. In such cases, the Disbursing Agent shall deliver any such Cash for distribution on account of such claims for undeliverable or unclaimed distributions to Holders of Allowed Class 4 Claims on a Pro Rata basis. Nothing contained in this Plan requires any Disbursing Agent or other person to attempt to locate any Holder of an Allowed Claim.

                  (b) De Minimis Payments -- Final Distribution Notwithstanding any other provision of this Plan, De Minimis Payments need not be made by the Disbursing Agent or the Debtors on account of any Allowed Claim; provided that De Minimis Payments that would otherwise be made on the applicable Distribution Date shall carry over until the next date of a Distribution until the cumulative amount of Distributions to which the Holder of such Allowed Claim is more than a De Minimis Payment, at which time the cumulative amount of such Distributions shall be paid to such Holder. De Minimis Payments that will not be distributed as of the final distribution date shall be treated as undeliverable Distributions as provided below. Notwithstanding any other provision of this Plan, if and to the extent that the Disbursing Agent has Assets including Cash with a value of no more than $10,000 available for distribution, and does not reasonably expect to obtain additional Assets, the Disbursing Agent, with the consent of the Creditor Representative, may in lieu of making further Distributions donate such Cash as a final Distribution to a nonprofit organization or organizations that are exempt pursuant to section 501(c) of the Internal Revenue Code (Title 26 of the United States Code); provided that any donations made pursuant to this provision shall be made to a nonprofit organization or organizations that perform or fund community-based services.

                  (c) Delivery of Distributions to Holders of Prepetition Secured Credit Agreement Claims. Notwithstanding anything set forth herein, Distributions to Holders of

Allowed Prepetition Secured Credit Agreement Claims shall be made as follows on account of such Allowed Class 2 Claims:

         if to the Weisel Funds:

         Thomas Weisel Strategic Opportunities Partners, L.P.
         One Montgomery Street
         San Francisco, California 94104
         Attention: General Counsel
         Telephone: (415) 364-5901
         Facsimile: (415) 364-7129;
         (Or to such other address as the Weisel Funds may furnish);

         if to Fleet:

         Fleet National Bank
         c/o FleetBoston, Managed Assets Division
         (MA DE 1006A)
         100 Federal Street
         Boston, MA 02100
         Attn: Christopher N. Sotir, Vice President
         (Or to such other address as Fleet may furnish);

         if to Wells Fargo:

         Wells Fargo Bank, N.A.
         333 So. Grand Avenue, 9th Floor
         Los Angeles, CA 90071
         Attn: Edith Lim, Vice President

         If to any such other Prepetition Secured Credit Agreement Lender:

         At the address most recently furnished by any such other Prepetition Secured Credit Agreement Lender.

                  Section 7.8 DISBURSING AGENT. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

                  Section 7.9 FRACTIONAL SHARES. The calculation of percentage distribution of New Common Stock Purchase Rights and Transferable Warrants (or any New Common Stock issued in connection therewith) to be made to Holders of certain Allowed Claims, as provided for in the Plan, may mathematically entitle such Holder to fractional interests in the New Common Stock Purchase Rights or Transferable Warrants. The number of shares of New Common Stock Purchase Rights and Transferable Warrants to be received by a Holder of any Allowed Claim shall be rounded to the next greater or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of New Common Stock Purchase Rights and Transferable Warrants to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding described above. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.

                                  ARTICLE VIII

                   CLAIMS OBJECTION AND DISTRIBUTION DISPUTES

                  Section 8.1 OBJECTIONS TO CLAIMS. An Objection to the allowance of a Claim shall be in writing and shall be filed with the Bankruptcy Court by the Debtors, the Reorganized Debtors, the Creditors' Committee or the Creditor Representative prior to the Claim Objection Deadline. The objecting party shall prosecute each of its Objections to a Claim or Equity Interest until determined by a Final Order unless the objecting party (a) compromises and settles an Objection to a Claim or Equity Interest by written stipulation, or
(b) withdraws an Objection to a Claim or Equity Interest. Notwithstanding any other provision in the Plan, no payment or Distribution shall be made on account of or with respect to any Claim to the extent it is a Disputed Claim unless and until the Disputed Claim becomes an Allowed Claim.

                  Section 8.2 DISPUTED DISTRIBUTION. If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, the Disbursing Agent may, in lieu of making such Distribution to such Holder, make such Distribution into an escrow account until the disposition shall be determined by Final Order of the Bankruptcy Court or by written agreement among the interested parties to the dispute.

                  Section 8.3 RESOLUTION OF DISPUTED CLAIMS. The sole right (a) to initiate and prosecute any Objections to Claims against the Debtors' estates, (b) to request estimation of any such Claim pursuant to section 8.1 of this Plan, (c) to settle or to compromise any Claim, or (d) to withdraw any Objection to any Claim (other than a Claim that is Allowed or deemed to be Allowed pursuant to the Plan or a Final Order), shall vest with the Reorganized Debtors and the Creditor Representative on the Effective Date.

                  Section 8.4 CLAIM OBJECTION BAR DATE. Objections to Claims must be filed by such date that is no later than the Claim Objection Deadline.

                  Section 8.5 CREDITOR REPRESENTATIVE. Prior to the Effective Date the Creditors' Committee shall appoint the Creditor Representative. The Creditor Representative shall oversee the claims resolution and claims distribution processes. Moreover, the Creditor Representative shall have the right to object to Claims (except for Allowed Claims, including but not limited to Allowed Class 2 Claims as set forth herein), and to direct the Reorganized Debtors to take such action as set forth in Section 6.7 of the Plan. The Creditor Representative shall be entitled to hire professionals and counsel as it deems appropriate. On the Effective Date, the Reorganized Debtors will fund the Creditor Representative Administrative Fund, which shall be used to fund the costs and expenses incurred by the Creditor Representative. The Creditor Representative shall be entitled to deduct from any cash distributions to be made to Class 4 Creditors, a cash reserve to fund the prosecution of Eligible Avoidance Actions and its reasonable fees and expenses, provided, however, that the Reorganized Debtors shall have no continuing obligation to fund the activities of the Creditor Representative other than the funding of the Creditor Representative Administrative Fund. The Reorganized Debtors will provide the Creditor Representative with all financial reporting information provided to the Holders of the New Senior Secured Notes, provided that the Creditor Representative shall execute a confidentiality agreement in form and substance satisfactory to the Reorganized Debtors.

                                   ARTICLE IX

                         EXECUTORY CONTRACTS AND LEASES

                  Section 9.1 REJECTION OF CERTAIN CONTRACTS AND LEASES. Ten (10) days prior to the Voting Deadline, the Debtors shall file and adequately circulate a schedule of the executory contracts and unexpired leases to be rejected on the Effective Date (the "Rejection Schedule"). The Rejection Schedule shall be served by the Debtors on each party to an executory contract or unexpired lease listed thereon.

                  Section 9.2 ASSUMPTION OF CERTAIN CONTRACTS AND LEASES AND CURE PAYMENTS. Ten (10) days prior to the Voting Deadline, the Debtors shall file a schedule of the executory contracts and unexpired leases to be assumed as of the Effective Date and the amount of cure payments to be provided by Reorganized KGI in accordance with section 365(b)(1) of the Bankruptcy Code (the "Assumption Schedule") and notify each party on the Assumption

Schedule of its inclusion thereon and the proposed cure amount payment. Objections to any proposed cure payment must be made by the Voting Deadline and shall be determined, if necessary, at the Confirmation Hearing. A party to an assumed executory contract or unexpired lease that has not filed an appropriate pleading with the Bankruptcy Court on or before the applicable ten-day period shall be deemed to have waived its right to dispute such amount. All unpaid cure payments under any executory contracts or unexpired leases that are assumed or assumed and assigned under this Plan shall be made by the Debtors or Reorganized Debtors as soon as practicable after the Effective Date, provided, that, in the event that there is a dispute regarding the amount of any cure payments, the Debtors or the Reorganized Debtors shall make such cure payments as may be required by section 365(b)(1) of the Bankruptcy Code within ten (10) days following the entry of a Final Order resolving such dispute.

                  Section 9.3 ASSUMPTION OF UNEXPIRED AND UNREJECTED CONTRACTS AND LEASES. Each executory contract or unexpired lease of the Debtors that has not expired by its own terms prior to the Effective Date, that has not been rejected during the Chapter 11 Cases prior to the Effective Date, and is not listed on the Rejection Schedule or the Assumption Schedule, shall be deemed assumed pursuant to section 365 of the Bankruptcy Code on the Effective Date.

                  Section 9.4 BAR DATE FOR REJECTION DAMAGES. All proofs of claim with respect to claims arising from the rejection of executory contracts or unexpired leases shall, unless another order of the Bankruptcy Court provides for a different date, be filed with the Bankruptcy Court and served upon the Debtors no later than June 8, 2003. Any proof of claim that is not filed by June 8, 2003, shall automatically be disallowed as a late filed claim, without any action by the Reorganized Debtors, and the Holder of such Claim shall be forever barred from asserting such Claim against the Debtors, their estates or property of the Reorganized Debtors.

                  Section 9.5 RIGHTS OF ACTION. Any rights or causes of action accruing to the Debtors or the Reorganized Debtors, including those arising under or pursuant to the Bankruptcy Code, shall remain assets of, or vest in, the Reorganized Debtors. Any distributions provided for therein and the allowance of any Claim for the purpose of voting on the Plan is and shall be without prejudice to the rights of the Reorganized Debtors to pursue and prosecute any reserved rights of action including without limitation those arising under or pursuant to the Bankruptcy Code.

                                   ARTICLE X

                    CONFIRMATION AND CONSUMMATION OF THE PLAN

                  Section 10.1 CONDITIONS TO CONFIRMATION. The Confirmation Order shall be acceptable in form and substance to the each of the Proponents.

                  Section 10.2 CONDITIONS TO EFFECTIVE DATE. The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Confirmation Order shall have been entered and become a Final Order in form and substance acceptable to each of the Proponents, in their sole and absolute discretion and shall provide that:

                           (i) the Debtors and Reorganized Debtors are authorized to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, and other agreements or documents to be executed and/or delivered in connection with this Plan;

                           (ii) the provisions of the Confirmation Order are nonseverable and mutually dependent; and

                           (iii) Reorganized KGI is authorized to issue the New Common Stock and is authorized to enter into other such agreements and instruments contemplated thereby.

                  (b) The Amended Certificate of Incorporation and Bylaws of Reorganized KGI, and in form and substance satisfactory to the Proponents in their sole and absolute discretion, shall be in full force and effect or shall become effective concurrently with the transactions contemplated on the Effective Date, and if applicable all conditions precedent contained therein shall have been satisfied:

                  (c) The Amended Certificate of Incorporation and Bylaws of Reorganized KGI, shall have been filed as necessary with the appropriate authority in accordance with such jurisdiction's corporation laws.

                  (d) All actions, documents and agreements necessary to implement this Plan shall have been effected or executed and shall be acceptable to the Proponents in their sole and absolute discretion.

                  (e) The new board of directors of Reorganized KGI shall have been appointed.

                  Section 10.3 WAIVER OF CONDITIONS. The consent of each Proponent is required to waive any of the conditions set forth in Section 10.2 above in whole or in part. Subject to this requirement, each such condition may be waived in whole or in part by any of the Proponents without any other notice to other parties in interest (other than the other Proponents) or the Bankruptcy Court and without a hearing. The failure of the Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

                  Section 10.4 WITHDRAWAL OF PLAN. None of the Weisel Funds shall withdraw the Plan except upon notice to the Court, and only after the occurrence of any of the following, subject to the proviso below, (each a "MAC"): (i) a material adverse change on the financial condition, results of operations, prospects or assets of the Debtors, taken as a whole; (ii) the Plan cannot be confirmed because the Debtors do not have or will not have (after the full $30 million of the DIP Loan is fully funded) sufficient cash to pay (or reserve for payment as permitted) all sums required to be paid pursuant to the Bankruptcy Code on the effective date of the Plan; (iii)
the Plan is not substantially consummated on or prior to June 30, 2003; or (iv) the Debtors fail to obtain approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended and the rules and regulation thereunder, of the transactions contemplated in the Plan by June 30, 2003, provided, however, that notwithstanding the occurrence of any MAC listed above, such MAC shall not constitute a MAC allowing any Weisel Fund to withdraw the Plan if such MAC was caused by: (A) actions taken or omitted to be taken by any Weisel Fund except as a DIP Lender acting under clause (E) below; (B) a public announcement of the transactions contemplated by the Plan; (C) compliance by the Debtors with the terms of, or the taking by them of any action contemplated or permitted by, the terms of the Plan or the DIP Loan; (D) the outbreak of war or hostilities with Iraq, the occurrence of terrorist acts or other general political and general economic events unless any or all of occurrences or events can be shown to have had a material adverse change on the financial conditions, results of operations, prospects or assets of the Debtors, taken as a whole; or (E) a default or event of default under the DIP Loan unless such a default or event of default can be shown to have had a material adverse change on the financial conditions, results of operations, prospects or assets of the Debtors, taken as a whole. The Debtors shall have the right to revoke and withdraw the Plan at any time before the Confirmation Date or, if it appears that the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date.

                                   ARTICLE XI

                             EFFECTS OF CONFIRMATION

                  Section 11.1 INJUNCTION. Except as otherwise expressly provided for in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including sections 524 and 1141 thereof, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is subject to the Plan or who have held, currently hold or may hold an Equity Interest that is subject to the Plan from taking any of the following actions in respect of such Claim, debt or liability or such terminated Equity Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors or Reorganized Debtors or their assets, and each of their current and former directors, officers, employees, members, attorneys, accountants, investment banks, consultants, advisors and other representatives of any of the foregoing, acting in such representative capacities; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtors or the Reorganized Debtors, and each of their current and former directors, officers, employees, members, attorneys, accountants, investment banks, consultants, advisors and other representatives of any of the foregoing, acting in such representative capacities; (c) creating, perfecting or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind against the Debtors and the Reorganized Debtors, and each of their current and former directors, officers, employees, members, attorneys, accountants, investment banks, consultants, advisors and other representatives of any of the foregoing, acting in such representative capacities; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtors and the Reorganized Debtors, and each of their current and former directors, officers, employees, members, attorneys, accountants, investment banks, consultants, advisors and other representatives of any of the foregoing, acting in such representative capacities; and (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan.

                  Section 11.2 LIMITED EXCULPATION OF PLAN PROPONENTS. The Proponents and their respective agents and representatives shall be entitled to the protections of section 1125(e) of the Bankruptcy Code in connection with all solicitations of acceptances of this Plan to the fullest extent provided thereby and by other applicable law.

                  Section 11.3 BINDING EFFECT. The rights, benefits and obligations conferred on any Person by the Plan will be binding upon, and inure to the benefit of, the executors, successors, heirs and assigns of and any Persons claiming an interest in any and all property in which the Debtors have an interest within the meaning of section 541 of the Bankruptcy Code through such Person.

                  Section 11.4 OTHER DOCUMENTS AND ACTIONS. The Debtors are authorized to execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

                  Section 11.5 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Chapter 11 Cases are closed.

                  Section 11.6 PRESERVATION OF INSURANCE. Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair the enforceability of insurance policies that may cover Claims against the Debtors, their estates, or Assets or any other Person or Entity in effect.

                  Section 11.7      RELEASES.

                  (a) Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against the Debtors, the Prepetition Credit Agreement Administrative Agent, the Prepetition Secured Credit Agreement Lenders, the DIP Agent, the DIP Lenders, the Weisel Funds, and the Committee, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors, and each of their respective professionals, including but not limited to any Claims or causes of action arising out of or related to the Fifth Amendment. The entry of the Confirmation Order shall constitute the Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estate, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable. Notwithstanding the foregoing release, neither the Weisel Funds, on one hand, and the Minority Banks, on the other hand, shall be deemed to have released each other until the occurrence of the Effective Date, and the release set forth herein shall not be deemed binding or effective as to the Weisel Funds or the Minority Banks (as between such entities) until the occurrence of the Effective Date.

                  (b) Releases by the Debtors. As of the Effective Date, the Debtors, the Creditors' Committee and the Creditor Representative, hereby waive, release and discharge (i) the Prepetition Secured Credit Agreement Lenders (including but not limited to the Minority Banks and the Weisel Funds);
(ii) the Prepetition Secured Credit Agreement Agent; (iii) the DIP Agent; (iv) the DIP Lenders; (v) the Weisel Funds; (vi) the Creditors' Committee; and (vii) each of the respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants and affiliates (and each of their respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants and affiliates) of the parties listed in this clause, from any claim (as such term "claim" is defined section 101(5) of the Bankruptcy
Code), obligation, right, Cause of action or liability, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Case or the Plan.

                  (c) Releases by Holders of Claims and Interests. On the Effective Date, each Holder of a Claim or Interest shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits judgments, damages, rights and causes of action, whatsoever (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any transactions or matters with the Debtors, their estates or in connection with this reorganization case, the Plan or the Disclosure Statement, that occurred or could have occurred on or prior to the Effective Date (which release and waiver will be in addition to the discharge of Claims and termination of Interests in accordance with the Plan, the Confirmation Order and the Bankruptcy Code) against the Debtors, each of the current and former directors, officers, employees, members, attorneys, accountants, investment bankers, consultants, advisors and other representatives of the Debtors, acting in such representative capacities. Moreover, unless a Holder of a Claim elects otherwise on its Ballot, each Holder of a Claim shall be deemed to unconditionally release and forever waive all claims, debts, obligations, demands, liabilities, suits judgments, damages, rights and causes of action, whatsoever (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part upon any transactions or matters with the Debtors, their estates or in connection with this reorganization case, the Plan or the Disclosure Statement, that occurred or could have occurred on or prior to the Effective Date (which release and waiver will be in addition to the discharge of Claims and termination of Interests in accordance with the Plan, the Confirmation Order and the Bankruptcy
Code) against the Prepetition Secured Credit Agreement Lenders (including but not limited to the Weisel Funds and the Minority Banks), Weisel Funds, the Committee and its Members in such capacity, the DIP Lenders, and the DIP Agent, and each of the current and former directors, officers, employees, members, attorneys, accountants, investment bankers, consultants, advisors and other representatives of the Debtors, acting in such representative capacities.

                  Section 11.8 EXCULPATION AND LIMITATION OF LIABILITY. In the event that the transactions contemplated by the Plan are consummated, (i) the Debtors; (ii) the Prepetition Secured Credit Agreement Lenders (including but not limited to the Weisel Funds and the Minority Banks); (iii) the DIP Lenders; (iv) the DIP Agent; (v) the Weisel Funds; (vi) the Committee and its Members in such capacity; (vii) the Indenture Trustee; and (viii) each of the respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants and affiliates (and each of their respective shareholders, members, officers, directors, employees, agents, attorneys, consultants, lenders, investment bankers, accountants and affiliates) of the parties listed in this clause, shall neither have nor incur any liability to any Holder of any Claim or Interest for any act or omission in connection with, or arising out of the Debtors' restructuring, this Plan, the Chapter 11 Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions, and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of this Plan except willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court. The foregoing parties shall be entitled to rely upon the advise of counsel with respect to their duties and responsibilities under this Plan.

                  Section 11.9 INJUNCTION RELATED TO RELEASES AND EXCULPATION. Upon entry of the Confirmation Order, all parties, person and entities, whether directly, derivatively or otherwise, will be permanently enjoined from commencing or prosecuting any claims, obligations, suits, judgments, damages, debts, rights, causes of action or liabilities released pursuant to this Plan.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

                  Section 12.1 EXCLUSIVE JURISDICTION OF BANKRUPTCY COURT. Following the Confirmation Date and until entry of the Final Decree, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising out of, arising in or related to the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

                  (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the compromise, settlement and resolution of any request for payment of any Administrative Expense Claim or Priority Claim, the resolution of any Objections to the allowance or priority of Claims and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Equity Interest to the extent permitted under applicable law;

                  (b) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                  (c) hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, filed or commenced after the Effective Date that may be commenced by the Debtors, the Reorganized Debtors or the Creditor Representative, including proceedings with respect to the rights of the Debtors or the Reorganized Debtors to recover Property under chapter 5 of the Bankruptcy Code, or to bring any avoidance action, or to otherwise collect to recover on account of any claim or cause of action that the Debtors or their estates may have;

                  (d) determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors or the Reorganized Debtors are a party or with respect to which the Debtors or the Reorganized Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

                  (e) ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

                  (f) construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases, other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan in accordance with sections 524 and 1141 of the Bankruptcy Code following consummation;

                  (g) determine and resolve any case, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan (and all Exhibits to the Plan) or the Confirmation Order, including the indemnification, release and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any entity's rights arising under or obligations incurred in connection therewith;

                  (h) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

                  (i) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                  (j) determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

                  (k) determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                  (l) continue to enforce the automatic stay through the closing of the Chapter 11 Cases;

                  (m) hear and determine any other matter relating to this Plan;

                  (n)      enter a final decree closing the Chapter 11 Cases.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  Section 13.1 BAR DATE FOR ADMINISTRATIVE CLAIMS. The Administrative Claims Bar Date shall be August 3, 2003. Holders of Administrative Claims (other than Fee Claims) arising prior to the Administrative Bar Date shall submit proofs of Claim on or before the Administrative Claims Bar Date or forever be barred from doing so.

                  Section 13.2 BAR DATE FOR PROFESSIONALS. Applications for final approval of compensation for services rendered and reimbursement of expenses incurred by Professionals (a) from the latter of the Petition Date or the date on which such Professional's retention was approved through the Effective Date, or (b) at any time during the Chapter 11 Cases when such compensation is sought pursuant to sections 503(b)(3) through (b)(5) of the Bankruptcy Code, through the Confirmation Date shall be filed on or before the sixtieth (60th) day following the Effective Date. Such Professionals shall be required to submit a good faith estimate of fees and expenses incurred or likely to be incurred from the Petition Date through the Effective Date on or before the Confirmation Date.

                  Section 13.3 POST-EFFECTIVE DATE PROFESSIONAL FEES. Any Professional fees incurred by the Reorganized Debtors after the Effective Date (excluding any fees of the Creditors' Committee) shall be paid by the Reorganized Debtors in the ordinary course of their businesses; however, if any such fees are disputed and not resolved by the parties within a reasonable time, the Bankruptcy Court shall retain jurisdiction to resolve such dispute. Notwithstanding anything set forth herein, the Reorganized Debtors shall not pay any post-Effective Date fees and expenses of the Creditor Representative except for the funding of the Creditor Representative Administrative Fund, which shall be paid on the Effective Date.

                  Section 13.4 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. The Debtors or Reorganized Debtors, as appropriate, are authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

                  Section 13.5 MODIFICATION OF THE PLAN. The Proponents may alter, amend or modify the Plan under section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Confirmation Date, or after the Confirmation Date in a manner which, in the opinion of the Court, materially and adversely affects holders of Claims, provided that such alteration or modification is made after a hearing as provided in section 1127 of the Bankruptcy Code. In either case, (i) no Weisel Fund will consent to any modification that materially and adversely affects the treatment and rights of holders of Class 2 Claims under the Plan without the consent of Wells Fargo, N.A. and Fleet National Bank, N.A. and any assignee or successor of either thereof and (ii) no Weisel Fund will consent to any modification that materially and adversely affects the treatment and rights of holders of Class 4 Claims under the Plan without the consent of the Creditors' Committee or the Creditor Representative, as applicable. After the Confirmation Date and prior to the substantial consummation of the Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Proponents, so long as the treatment of Holders of Allowed Claims under the Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

                  Section 13.6 SEVERABILITY. Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claim or Equity Interest, such provision shall be unenforceable as to all Holders of Claims or Equity Interests or to the specific Holder of such Claim or Equity Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan. Each Proponent reserves the right not to proceed with confirmation or consummation of the Plan if any such ruling occurs.

                  Section 13.7 GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to its conflicts of law principles.

                  Section 13.8 DISSOLUTION OF CREDITORS' COMMITTEE. On the Effective Date, the Creditors' Committee shall dissolve, except with respect to any appeal pending on the Effective Date of an order in the Debtors' reorganization cases and the pursuit of or objection to any Fee Claim.

                  Section 13.9 NOTICES. All notices, requests, and demands required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, and addressed as follows:

         If to the Debtors:

         Key3Media Group, Inc.
         2700 Wilshire Blvd., Suite 325
         Los Angeles, CA 90036
         Telephone: (323) 954-6207
         Facsimile: (323) 954-6229
         Attn: Ned Goldstein, Esq.

         with a copy to:

         David M. Friedman, Esq.
         Kasowitz, Benson, Torres & Friedman LLP
         1633 Broadway
         New York, New York 10019
         Telephone: (212) 506-1700
         Facsimile: (212) 506-1800

                  - and -

         John H. Knight, Esq.
         Richards, Layton & Finger, P.A.
         One Rodney Square
         Wilmington, Delaware 19899
         Telephone: (302) 651-7700
         Facsimile: (302) 651-7701

         If to the Weisel Funds:

         Thomas Moers Mayer, Esq.
         Matthew J. Williams, Esq.
         Kramer Levin Naftalis & Frankel LLP
         919 Third Avenue
         New York, New York 10022
         Telephone: (212) 715-9100
         Facsimile: (212) 715-8000

                  - and -

         Adam G. Landis, Esq.
         Klett Rooney Lieber & Schorling
         1000 West Street, Suite 1410
         Wilmington, Delaware 19801
         Telephone: (302) 552-4250
         Facsimile: (302) 552-4295

         If to the Creditors' Committee:

         Laura Davis Jones, Esq.
         Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C.
         919 North Market Street, 16th Floor
         PO Box 8705
         Wilmington, DE 19899-8705
         Telephone: (302) 652-4100
         Facsimile: (302) 652-4400

         -and-

         Tobias S. Keller, Esq.
         Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C.
         Three Embarcadero Center, Suite 1020
         San Francisco, CA 94111
         Telephone: (415) 263-7000
         Facsimile: (415) 263-7010

         If to the United States Trustee:

         Joseph J. McMahon, Esq.
         Office of the United States Trustee
         844 King Street
         2311 J. Caleb Boggs Building
         Wilmington, Delaware 19801

                  Section 13.10 FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of the Plan, the Proponents may issue, execute, deliver, and file with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

                  Section 13.11 TIME. Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

                  Section 13.12 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Proponents with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of any classification of any Claim or Equity Interest.

                  Section 13.13 WAIVER. Each Proponent reserves its rights, in its sole discretion, to waive any provision of this Plan, to the extent such provision is designed to protect the rights of the party waiving such provision, and provided that such waiver will not, in any respect, prejudice any other Proponent or Holder of an Allowed Claim, including but not limited to the Minority Banks and the Weisel Funds and their respective successors and assigns.

                  Section 13.14 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, will be paid on or before the Effective Date. Any statutory fees incurred after the Effective Date shall be paid by Reorganized KGI.

Respectfully submitted:

                                 Key3Media Group, Inc.
                                 Debtor and Debtor in Possession on behalf of itself and its Debtor affiliates

                                 By: ________________________________________

                                 Name: ______________________________________

                                 Title ______________________________________

                                 Thomas Weisel Strategic Opportunities Partners, L.P.

                                 By: ________________________________________

                                 Name: ______________________________________

                                 Title ______________________________________

                                 Thomas Weisel Capital Partners, L.P.

                                 By: ________________________________________

                                 Name: ______________________________________

                                 Title ______________________________________

                                    EXHIBIT A

                  TERM SHEET FOR $37.5 MILLION NEW SENIOR NOTES
                              (THE "SENIOR NOTES")

                  TERM SHEET FOR $37.5 MILLION NEW SENIOR NOTES
                              (THE "SENIOR NOTES")

Principal                  $37.5 million; each holder of a Class 2 Claim shall
                           receive a New Note in a face amount equal to the allowed amount of each holder's claim.

Interest 90-day LIBOR + 550 basis points or Prime + 350 basis points payable in cash quarterly, at the election of the Reorganized Debtors.

CapEx The Company shall be subject to a maximum CapEx limit of $2 million per fiscal year.

Amortization               The New Notes shall receive, semi-annually,
                           commencing as soon as practicable after the end of the second quarter of 2004 (but in no event later than the 45th day after the end of such quarter), as a prepayment of principal amount of the New Notes, cash equal to 50% of EBITDA less CapEx (limited to $1 million per six consecutive calendar month period) greater than $5 million during each six-month measurement period (the "Cash Sweep Payment").
                           However, such payment shall be limited to ensure that the Company has at least $12.5 million of cash on the day such payment is made (To the extent that any amount of a Cash Sweep Payment is not made as a result of the minimum cash balances such amounts shall be known as a "Foregone Cash Sweep Payment").

                           Interest shall accrue on the outstanding balance of Foregone Cash Sweep Payments at a penalty rate of 500 basis points over the otherwise applicable interest rate, to be paid at the same time as regularly scheduled interest payments. Such interest on each Foregone Cash Sweep Payment shall continue to accrue on the balance thereof until the Foregone Cash Sweep Payment is paid in full. The Reorganized Debtors may pay the Foregone Cash Sweep Payments (or any portion thereof) at any time.

                           "EBITDA" shall mean net income (or loss) excluding extraordinary items, plus non-cash charges, interest expenses, income taxes, depreciation and amortization, all as determined in accordance with GAAP.

                           For the purpose of clarity with respect to the treatment of certain "extraordinary items," such items shall be treated as described on the chart attached Schedule 1.

Collateral                 First priority perfected security interest in all of
                           the Reorganized Debtors' rights to and interests in any assets or properties, including, but not limited to the Reorganized Debtors' rights to and interests in COMDEX, N&I, JavaOne and other trade show names, all tradenames, marks and all related similar, derivative or associated names and associated intellectual property related to those trade shows or names, accounts receivable, inventory, equipment, owned and leased real estate, and all policies of insurance and the proceeds thereof (including business interruption insurance), subject only to standard permitted liens.

Minority Protections       Any amendments to the New Bank Facility shall only be
                           effective with the written consent of (x) the Reorganized Debtors and (y) holders of 70% of the outstanding principal amount of all New Notes held by holders that are not "affiliates" of the Reorganized
                           Debtors within the meaning of the Securities Act of 1933 ("Unaffiliated Holders"). If a holder that is affiliated with the Reorganized Debtors sells its Notes to a holder that is not affiliated with the Debtors, such entity shall be deemed to be an Unaffiliated Holder. If an entity that was affiliated with the Reorganized Debtors ceases to be affiliated with the Reorganized Debtors in a transaction that does not otherwise constitute a default or an event of default, such entity shall be deemed to be an Unaffiliated Holder.

                           Any waivers of defaults under, granting of forbearance rights with respect to, or exercise of remedies under, the New Bank Facility may be made only with the written consent of holders of 70% of the outstanding principal amount of the New Notes held by the Unaffiliated Holders.

                           In addition, any (i) amendments of the New Notes with respect to principal balance, interest, time of payment or maturity of the New Notes, (ii) release of any collateral pledged as security for the New Notes ("Collateral"), other than in connection with asset sales expressly permitted by this term sheet, or
                           (iii) subordination of any security interest in the Collateral shall be prohibited without the consent of each holder of New Notes affected thereby.

                           On account of the New Notes held by Weisel, such notes shall receive the same treatment as received by the Unaffiliated Holders (except with respect to the voting rights set forth above).

Covenants                  Financial covenants limited to the following:

                           (X) a requirement, to be tested as of the end of the second and fourth quarters of each year (each, a "Cash Balance Testing Date"), that the Reorganized Debtors maintain an average daily balance of at least $5 million in cash on hand during the 30 days immediately preceding each Cash Balance Testing Date;

                           (Y) a prohibition against capital expenditures by the Reorganized Debtors in excess of $2 million per fiscal year; and

                           (Z) a requirement that the Reorganized Debtors have EBITDA not less than the required amount set forth in the following table for the applicable period set forth opposite thereto ("Minimum EBITDA"):

                           Applicable Period                Applicable Amount

                           For the 3 month period
                           Ending March 31, 2004               ($9,200,000)

                           For the 3 month period
                           Ending June 30, 2004                 $10,000,000

                           For the 6 month period
                           Ending September 30, 2004            $10,000,000

                           For the 9 month period
                           Ending December 31, 2004             $12,500,000

                           For the 12 month period
                           ending March 31, 2005                $10,000,000

                           For the 12 month period
                           Ending June 30, 2005                 $12,500,000

                           For the 12 month period
                           Ending September 30, 2005            $15,000,000

                           For the 12 month period
                           Ending December 31, 2005             $15,000,000

                           For the 12 month period
                           ending March 31, 2006
                           and for each 12 month
                           period ending at each
                           June 30, September 30,
                           December 31 and March 31
                           thereafter                           $15,000,000

                           In the event that the Reorganized Debtors do not meet the Minimum EBITDA covenant for any particular period, Weisel shall have the right to invest cash into the Reorganized Debtors and/or subordinate a portion of its New Notes, and the actual amount so invested and/or subordinated by Weisel shall be deemed to increase EBITDA for purposes of meeting the Minimum EBITDA covenant on a dollar for dollar basis, provided that the aggregate dollar amount so invested and/or subordinated by Weisel shall be equal to 2.5x of the actual shortfall of Minimum EBITDA for the relevant period (the shortfall to be calculated prior to taking into account Weisel's cash investment and/or subordination of New Notes), provided, however, that this right shall apply to each Financial Covenant test date (set forth above) up to and including December 31, 2004 and shall not apply to any Financial Covenant test date thereafter.

                           The New Bank Facility shall contain other affirmative and negative covenants customary for a senior secured bank debt facility, including, without limitation, restrictions on

                           (1) Incurrence of liens;

                           (2) Incurrence of indebtedness (other than unsecured debt with PIK interest on terms and conditions substantially similar to those of the subordination agreement governing the New Unsecured Subordinated Notes);

                           (3) Mergers and asset sales must be on an arm's length basis and for fair consideration and meet the following requirements:

                                    (i) any sale of the COMDEX, N+I or JavaOne trade show names (or related assets or properties) requires the prior written consent of 70% of the Unaffiliated Holders;

                                    (ii) all asset sales must be 100% cash sales and all proceeds of such asset sales shall be subject to the prepayment and reinvestment limitations set forth below, including, but not limited to, the $10 million aggregate over the life of the loan;

                                    (iii) all proceeds of the sale of assets received by the Reorganized Debtors shall be delivered to the Agent and held as cash collateral for the benefit of the holders of the New Notes, pending reinvestment subject to the limitations set forth below.

                           (4) Acquisition of new assets or businesses must be on an arm's length basis and for fair consideration and meet the following requirements ("Qualifying Investments"):

                                    (i) the purchase price must be fully funded from the proceeds of (x) the issuance of new unsecured subordinated PIK debt, subject to a subordination agreement substantially similar to the Approved Subordination Agreement, (y) the issuance of new equity in the Reorganized Debtors, or (z) the proceeds of permitted assets sales subject to the limitations set forth below;

                                    (ii) the acquired business or assets shall be consistent with the Reorganized Debtors' existing trade show businesses but need not be limited to tradeshows with respect to technology only; and

                                    (iii) based upon pro forma projections
                                    (taking into account the proposed
                                    acquisition) delivered to the Unaffiliated
                                    Holders at least 10 business days prior to the consummation of the proposed acquisition, the proposed acquisition will be accretive to EBIDTA during the 12 month period immediately succeeding such proposed acquisition and such projections will show that the Reorganized Debtors will be in no worse position to service the New Bank Facility and meet all covenants under the New Bank Facility as it was the day before consummation of the proposed acquisition.

                           (5) Distributions to affiliates are prohibited, except for Permitted Distributions (as defined below).

                           (6) Transactions with affiliates are prohibited, except for provision of investment banking services by Thomas Weisel Partners or an affiliate to the Reorganized Debtors, subject to the following conditions:

                                    (i) the fees and conditions applicable to such transaction shall be on an arm's length basis,

                                    (ii) the terms and conditions of the
                                    proposed transaction are fully disclosed in advance to all Unaffiliated Holders, and

                                    (iii) if the proposed transaction would cost the Reorganized Debtors in excess of $300,000 for investment banking services, the Reorganized Debtors have obtained a fairness opinion (in form and substance reasonably satisfactory to the Unaffiliated Holders) from an investment bank that is not an affiliate of the Reorganized Debtors.

                           (7) Distributions to affiliates of the Reorganized Debtor shall be limited to the following ("Permitted Distributions"):

                                    (i) Success Fee: the Reorganized Debtors shall be entitled to pay Weisel a $2 million Success Fee $1 million of which shall be payable in cash upon the effective date of the Amended Plan, with the remaining $1 million to be paid as unsecured, subordinated PIK debt on the same terms as in paragraph 2 above or such remaining $1 million may be payable in cash provide that
                                    (A) no Foregone Cash Sweep Payments shall be outstanding at the time of any such payment,
                                    (B) no default or event of default under the New Bank Facility shall have occurred and be continuing at the time of any such Management Fee Payment, and, (C) after giving effect to such payment, the Senior Funded Debt Ratio (as such term is defined below) is less than 4.0 to 1.0;

                                    (ii) Management Fees: The Reorganized
                                    Debtors shall be entitled to pay, solely from the operating income of the Reorganized Debtors, a management fee to Thomas Weisel Capital Partners which shall not exceed the lesser of (y) $1.5 million and (z) 10% of the Reorganized Debtors' EBITDA for any trailing 12-month period ("Management Fee") provided that (A) prior to each Management Fee payment the Reorganized Debtors shall reduce the outstanding obligations under the New Credit Facility by $5 million (the source of funds for such reduction to be operating cash flow, including Cash Flow Sweep Payments or new equity or subordinated debt on terms and conditions substantially similar to the Approved Subordination Agreement), such that a $5 million reduction shall be required before the first

                                    Management Fee payment, an additional $5 million reduction shall be required before the second Management Fee payment, etc., (B) no Foregone Cash Sweep Payments shall be outstanding at the time of any such payment,
                                    (C) no default or event of default under the New Bank Facility shall have occurred and be continuing at the time of any such Management Fee Payment, and, (D) after giving effect to such payment, the Senior Funded Debt Ratio (as such term is defined below) is less than 4.0 to 1.0; and,

                                    (iii) Board Fees: the Reorganized Debtors shall be entitled to pay each independent director a fee up to $50,000 per year not to exceed $150,000 in the aggregate per year plus reimbursement for reasonable expenses for attending Board meetings of all directors.

                           "Senior Funded Debt Ratio" shall mean a ratio
                                    determined as of the relevant calculation date by dividing (x) the Reorganized Debtors' outstanding obligations under the New Credit Facility on such date by (y) the Reorganized Debtors' EBITDA for the immediately preceding 12-month period.

Agent/ Voting              The Agent shall be designated by the Minority Banks
                           on or before the effective date of the Amended Plan.
                           If not so designated or in the event a successor
                           Agent must be appointed, the Agent shall be approved by 70% of Unaffiliated Holders; provided, that the Minority Banks agree that if they are not able to agree on an acceptable agent, a major money center bank shall constitute an acceptable Agent. Any vote of Unaffiliated Holders with respect to a required approval shall be based on principal balance then outstanding.

Assignability              Freely assignable to a Permitted Assignee (as defined
                           below) subject to minimum size requirements of $5 million (or the remainder of the indebtedness held by the assignor, whichever is less) and confidentiality agreement.

                           "Permitted Assignee" shall mean a Person which (a) is a commercial bank organized under the laws of the United States or any state thereof, having a combined capital and surplus in excess of $100,000,000, (b) is a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having a combined capital and surplus in excess of $100,000,000 and for which no withholding tax is imposed on its U.S. lending activities, (c) is a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and has a net worth or a combined capital and surplus in excess of $100,000,000, (d) is already a Lender under the Prepetition Secured Credit Agreement (whether as an original party thereto or as an assignee), (e) is a successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or of the business unit of such Lender that administers such Lender's loans, which successor has a combined capital surplus in excess of $100,000,000,
                           (f) is a special purpose investment fund organized for the specific purpose of making or acquiring participations in or investing in loans of the type made pursuant to the Prepetition Secured Credit Agreement, or (g) has been otherwise approved in writing as a Permitted Assignee by the Administrative Agent under the Prepetition Secured Credit Agreement, such approval not to be unreasonably withheld; provided, however, that a Material Competitor cannot be a Permitted Assignee under clauses (f) or (g) of the definition thereof unless an Event of Default under the New Bank Facility has occurred and is continuing.

                           "Material Competitor" shall mean any company a substantial business of which is organizing tradeshows.

Maturity                   June 30, 2006

Change of Control          A change of control shall be an event of default
                           under the New Bank Facility. A change of control shall occur if Weisel and its affiliates collectively hold less than 51% of the outstanding voting shares of the Reorganized Debtors.

Reporting Requirements     The New Bank Facility shall include at least the same
                           financial and other reporting requirements as set forth under the existing credit facility. In addition, the Reorganized Debtors shall (a) meet with the Unaffiliated Holders at least once per annum, (b) provide the Unaffiliated Holders with 13-week cash flow budgets in advance of each such 13-week period, and (c) provide the Unaffiliated Holders with a reconciliation of the actual cash flow performance to budget within thirty (30) days after the end of each such 13-week period.

Prepayment Upon Sale       The Reorganized Debtors shall not sell any of the
of Assets                  following without the consent of the 70% of the
                           Unaffiliated Holders: (i) COMDEX; (ii) N+I; and (iii)
                           JavaOne. Upon the sale of any other asset, the Reorganized Debtors shall apply the proceeds of such sale to the prepayment of the outstanding debt under the New Bank Facility (other than certain permitted dispositions or to the extent that the proceeds of such asset sales are (i) reinvested in the Reorganized Debtors within six months of the receipt thereof, (ii) if used for acquisitions, meet the conditions set forth above for Qualified Investments and (iii) in the aggregate over the life of the loan, do not exceed $10 million).

                           50% of the proceeds recovered on the Debtors' insurance claim against AIG shall be applied to reduce the outstanding obligations under the New Credit Facility.

Representations            The New Bank Facility shall contain representations
and Warranties             and warranties customary for this type of
                           transaction.

Conditions to Closing      The New Bank Facility shall contain conditions to
                           closing customary for this type of transaction.

                                   SCHEDULE 1

--------------------------------------------------------------------------------------------------------
                                                                                EBITDA/Financial
                                           EBITDA/Cash Flow Sweep                   Covenants
--------------------------------------------------------------------------------------------------------
1.   Stock Compensation Expense     -   Add to EBITDA to the            -   Add to EBITDA to the
                                        extent expensed during the          extent expensed during the
                                        period.                             period.
--------------------------------------------------------------------------------------------------------
2.   Write-off of Intangibles       -   Add to EBITDA                   -   Add to EBITDA
--------------------------------------------------------------------------------------------------------
3.   Gain or loss from sale of      -   Do not add gains to             -   Do not add gains to
     assets outside the ordinary        EBITDA, do not deduct losses        EBITDA, do not deduct losses
     course of business                 from EBITDA                         from EBITDA
--------------------------------------------------------------------------------------------------------
4.   Gain or loss from              -   Include EBITDA from             -   Include EBITDA from
     discontinued operations            discontinued operations up          discontinued operations up
                                        to the date of                      to the date of
                                        discontinuation                     discontinuation
--------------------------------------------------------------------------------------------------------
5.   Gain or loss related to        -   Interest-rate and other         -   Interest-rate and other
     hedging strategies                 hedging strategies                  hedging strategies
                                    -   Do not add gains to             -   Do not add gains to
                                        EBITDA, do not deduct losses        EBITDA, do not deduct losses
                                        from EBITDA                         from EBITDA
--------------------------------------------------------------------------------------------------------
6.   Transaction related costs      -   Do not add acquisition-         -   Do not add acquisition-
                                        related or other                    related or other
                                        transaction costs/expenses          transaction costs/expenses
                                        to EBITDA                           to EBITDA
--------------------------------------------------------------------------------------------------------
7.   Financing fees are             -   Treat same as interest          -   Treat same as interest
     amortized; but may be in the       expense                             expense
     interest expense line

--------------------------------------------------------------------------------------------------------
8.   Non-cash restructuring         -   Add to EBITDA                   -   Add to EBITDA
     charges
--------------------------------------------------------------------------------------------------------
9.   Cash restructuring charges     -   Do not add to EBITDA            -   Do not add to EBITDA
--------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

PRELIMINARY TERM SHEET FOR $12,268,985.99 MILLION NEW UNSECURED SUBORDINATED NOTES (THE "NEW UNSECURED SUBORDINATED NOTES")

  PRELIMINARY TERM SHEET FOR $12,268,985.99 MILLION NEW UNSECURED SUBORDINATED
                 NOTES (THE "NEW UNSECURED SUBORDINATED NOTES")

Issuer                     Key3Media Group, Inc.

Holders                    Thomas Weisel Strategic Opportunities Partners L.P.
                           and certain of its affiliates.

Principal                  $12,268,985.99

Maturity                   June 30, 2007

Interest                   Paid-in Kind, rate to be negotiated.

Guarantors                 All subsidiaries of the Company.

Security The New Unsecured Subordinated Notes will be unsecured.

Optional/Redemption        Subject to the terms of the subordination agreement
                           between the Minority Banks and the holders of the New
                           Unsecured Subordinated Notes (the "Subordination
                           Agreement"), the New Unsecured Subordinated Notes will be callable after the New Senior Secured Notes are paid in full.

Mandatory Offer to         Subject to the terms of the Subordination Agreement,
Redeem                     and in no event prior to the payment in full of the
                           New Senior Notes, the Company shall be required to offer to redeem the New Unsecured Subordinated Notes
                           (i) with the proceeds of certain asset sales, to the extent not applied to the repayment of the loans under the New Bank facility, at par plus accrued interest, and (ii) upon the occurrence of a change of control, at 101% of principal plus accrued interest.

Subordination              The New Unsecured Subordinated Notes will be
                           subordinated to the New Senior Secured Notes (as defined in the First Amended

                           Joint Plan (the "Plan") of Reorganization for the Company and its subsidiaries) pursuant to the new bank facility (the "New Bank Facility") and the Subordination Agreement.

Conversion                 Subject to the terms of the Subordination Agreement,
                           convertible into New Common Stock (as defined in the Plan). The conversion price is $6.20 per share, subject to appropriate anti-dilution adjustments/price protection mechanism in the event of stock splits, stock dividends and other similar events.

Covenants                  To be negotiated, and no more restrictive than those
                           under the New Bank Facility.

Voting Rights              Share for share with the New Common Stock on an as
                           converted basis.

Transferability            Subject to the terms of the Subordination Agreement,
                           the New Subordinated Notes shall be freely transferable.

Reporting Requirements     The same as in the New Bank Facility.

Representations            Representations and Warranties customary for this
and Warranties             type of transaction, and no more restrictive than
                           those under the New Bank Facility.

Events of Default          Subject to the terms of the Subordination Agreement,
                           events of default typical for subordinated notes of this type, and no more restrictive than those under the New Bank Facility.

Conditions to Closing      Conditions to closing customary for this type of
                           transaction.

Governing Law              New York

                                    EXHIBIT C

                      TERM SHEET FOR TRANSFERABLE WARRANTS

                           TERM SHEET FOR TRANSFERABLE WARRANTS

SECURITY:                  Warrants to purchase up to 500,000 shares of New
                           Common Stock of Reorganized KGI in the amount of up to the sum of (a) 500,000 and (b) the product of (i)
                           50,000 and (b) the fraction, the numerator of which is the number of shares of New Common Stock issued upon exercise of New Common Stock Purchase Rights (as defined in the Debtors' First Amended Plan of Reorganization dated as of May 5, 2003 (the "Plan")) and the denominator of which is 1,000,000.

EXERCISE PRICE:            $6.20 per share, payable by certified check. So long
                           as the New Common Stock is not publicly traded, the board of directors of Reorganized KGI will provide to the Creditor Representative (upon execution of an appropriate confidentially agreement) with financial reports distributed to holders of the New Senior
                           Secured Notes.

PERIOD OF EXERCISE:        At any time prior to the fourth anniversary of the
                           Effective Date of the Plan.

COVENANTS:                 (A) Customary Drag-Along (i.e. enabling Weisel to
                           force holders of New Common Stock purchased through Warrants or New Common Stock Purchase Rights as well as unexercised Warrants, to sell position) and Tag-Along Right (giving such holders the right to sell in the event Weisel Funds sell any or all of their New Common Stock (except to the extent that such sale is to another Weisel Fund), provided that if the Weisel Funds sell less than 100% of their New
                           Common Stock, tag along rightholders will be entitled to participate only up the same percentage as is being sold by the Weisel Funds; (B) reasonable reporting requirements to be reported to the Creditor
                           Representative (as defined in the Plan); and (C)
                           Warrants be adjustable to the extent Reorganized KGI engages in any stock split or other combination or reclassification of, or other transaction affecting, the New Common Stock.

WARRANT AGENT:             Initially to be selected by the Committee or the
                           Creditor Representative.

TRANSFERABILITY            By order of the Bankruptcy Court, the New Common
                           Stock issued pursuant to the exercise of the New
                           Common Stock Purchase Rights, the Warrants, and the
                           New Common Stock issuable upon the exercise of Warrants all will be freely transferable by the holders thereof to the maximum extent permissible under 11 U.S.C. Section 1145. All such securities, however, will be subject to the following restrictions: (i) all of the transferor's (or any subsequent transferor's) Warrants and any other New
                           Common Stock or right to purchase New Common Stock are transferred to a single transferee (or any subsequent single transferee) in a single transaction; and (ii) such transferee (or any subsequent transferee) shall not be a competitor of Reorganized KGI; and (iii) transferee shall agree to the same transfer restriction and shall agree to obtain such an agreement from any future transferee pursuant to a Securityholders Agreement between Reorganized KGI, the Weisel Funds, and the holders of the New Common Stock and the Warrants.

AMENDMENTS:                The terms of the Warrant may be amended with the
                           consent of the holders of a majority of the Warrants and the Reorganized Debtors.

EXERCISE CONDITIONS:       None, other than occurrence of the Effective Date of
                           the Plan of Reorganization.

                                    EXHIBIT B

                            MODIFICATIONS OF THE PLAN

- Strike bracketed language and insert underlined language in Section 2.1 "Plan Facilitation Fee."

         Means the $2 million fee to be paid to [the Weisel Funds] Thomas Weisel Capital Partners, L.P. upon consummation of the Plan. The Plan Facilitation Fee shall be treated as an Allowed Administrative Expense under the Plan; provided that [the Weisel Funds] Thomas Weisel Capital Partners, L.P. have agreed to accept $1 million to be paid in subordinated debt in accordance with a subordination agreement to be agreed upon among [the Weisel Funds] Thomas Weisel Capital Partners, L.P. and the Minority Banks with terms no less favorable to the Minority Banks than the terms of the subordination agreement governing the New Unsecured Subordinated Notes.

-        Strike bracketed language and insert underlined language in Section
         5.2(iv).

         to the extent that the Weisel Funds' aggregate Prepetition Secured Credit Agreement Claims exceed [$42,268,985.99] $44,268,985.99, the
         Weisel Funds shall receive, on a Pro Rata basis, New Senior Secured Notes, up to a maximum aggregate amount of [$11,606,487.77] $11,627,254.66.

- Strike the table illustrating the "Allowed Amount of Class 2 Claim" for the Prepetition Secured Credit Agreement Lenders in Section 5.2 (p.13) and replace with the following:

---------------------------------------------------------
CLAIMANT                  ALLOWED AMOUNT OF CLASS 2 CLAIM
---------------------------------------------------------
Weisel Funds                      $55,896,240.65

---------------------------------------------------------
Fleet                             $13,633,230.68

---------------------------------------------------------
Wells Fargo                       $8,179,937.81

---------------------------------------------------------
Other Holders of Class            $4,089,968.90
2 Claims
---------------------------------------------------------

- Strike bracketed language and insert underlined language in first paragraph of Section 6.2.

         The Plan shall serve as a motion seeking entry of an order providing for the deemed consolidation of the Debtors, and the Confirmation Order shall authorize and approve the [deemed] substantive consolidation of the estates for distribution purposes. Pursuant to the Plan and sections 1123(a)(5) and 1123(b) of the Bankruptcy Code, upon the occurrence of the Effective Date the estates shall be deemed consolidated into a single chapter 11 estate for the purposes of all actions associated with confirmation, consummation, and distributions to be made under the Plan. Deemed consolidation in these Cases will have the effect of eliminating (i) cross-corporate guarantees by one Debtor of the obligation of another Debtor in the [substantively] deemed consolidated group, (ii) duplicate claims against more than one Debtor in the [substantively] deemed consolidated group, and (iii) Intercompany Claims.

-        Strike section 7.7(a) and replace with the following:

         (a) General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records or as otherwise available to the Debtors or any other agent or servicer, as the case may be, unless such addresses are superseded by any proofs of claim or transfers of claim that may be filed pursuant to Bankruptcy Rule 3001. Distributions on account of Allowed Subordinated Note Claims shall be made to the Indenture Trustee, except (i) the funds in the Cash Out Fund, and (ii) the Transferable Warrants, and (iii) the New Common Stock Purchase Rights shall be held by the Disbursing Agent for Distribution to all Allowed Class 4 Claims, including but not limited to Holders of Allowed Subordinated Note Claims. On or as soon as reasonably practicable after the Effective Date, the Disbursing Agent shall, in its reasonable discretion, determine to the best of its ability the identity of the largest 199 Holders of Class 4 Claims. Based upon this determination, on or as soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall transfer to the Disbursing Agent the Transferable Warrants, the New Common Stock Purchase Rights, and the amount of funds to be deposited in the Cash Out Fund to be ultimately distributed to Holders of Allowed Class 4 Claims. Neither the Disbursing Agent, nor the Reorganized Debtors nor the Indenture Trustee shall have any liability to any Holder of Class 4 Claims to the extent that the Disbursing Agent's estimation of the largest 199 holders of Allowed Class 4 Claims is ultimately deemed inaccurate pursuant to the claims allowance procedures as set forth in this Plan. Prior to receiving any Transferable Warrants, each Holder of an Allowed Subordinated Note Claim shall surrender the certificates evidencing its Subordinated Notes Claim. Any Transferable Warrants unclaimed within one year of the Effective Date shall be deemed null and void. Except as otherwise set forth herein, the Indenture Trustee shall make all other distributions to the Holders of the Subordinated Notes pursuant to the terms of the Subordinated Debt Indenture as soon as reasonably practicable after receipt by the Indenture Trustee of the respective distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address. The Disbursing Agent shall hold all funds designated for distribution to Holders of Class 4 Claims in a separate designated account, and the Disbursing Agent shall make all distributions to Holders of Class 4 Claims at the direction of the Creditor Representative. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their estates, the Reorganized Debtors, or their property. In such cases, the Disbursing Agent shall deliver any such Cash for distribution on account of such claims for undeliverable or unclaimed distributions to Holders of Allowed Class 4 Claims on a pro rata basis. Nothing contained in this Plan requires any Disbursing Agent or other person to attempt to locate any Holder of an Allowed Claim.

         Reorganized KGI shall pay the Indenture Trustee's reasonable fees and expenses (including counsel fees and expenses) incurred after the Effective Date in connection with making distributions under the Plan.

         Notwithstanding anything to the contrary in the Order Approving the Debtors' Disclosure Statement, the Debtors shall be responsible for the reasonable, actual, and necessary out of pocket expenses associated with the distribution of Solicitation Packages to the Beneficial Owners of the Subordinated Notes and the tabulation of Ballots and completion of Master Ballots of the brokers, banks, dealers, and other agents or nominees that are the record holders of the Subordinated Notes.

-        Strike bracketed language and insert underlined language to Section
         11.1(d).

         (d) asserting any setoff, offset, or right of subrogation [or recoupment] of any kind, directly, indirectly, against any debt, liability or obligation due to the Debtors and the Reorganized Debtors, and each of their current and former directors, officers, employees, members, attorneys, accountants, investment banks, consultants, advisors and other representatives of any of the foregoing, acting in such representative capacities; ....

                                    EXHIBIT D

                               CONFIRMATION NOTICE

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE                                 :   CHAPTER 11
                                      :
KEY3MEDIA GROUP, INC., ET AL.(1)      :   CASE NO. 03-10323 (JWV)
                                      :   JOINTLY ADMINISTERED
                           DEBTORS.   :
                                      :   RE: DOCKET NO. 412

                   NOTICE OF (I) ENTRY OF ORDER CONFIRMING THE
                 FIRST AMENDED JOINT PLAN OF REORGANIZATION FOR
         KEY3MEDIA GROUP, INC., ET AL., AND (II) EFFECTIVE DATE OF PLAN

                      PLEASE TAKE NOTICE OF THE FOLLOWING:

                  1. CONFIRMATION OF THE PLAN. On JUNE ___, 2003, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") (Docket No. ___) confirming the First Amended Joint Plan of Reorganization for Key3Media Group, Inc., et al. (the "Plan") (Docket No. 412), in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the "Debtors"). Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings ascribed to them in the Plan and the Confirmation Order.

                  2. EFFECTIVE DATE OF PLAN. The Effective Date of the Plan was JUNE ___, 2003.

                  3.       BAR DATES.

                           a.       Professionals or other entities asserting a
Fee Claim for services rendered before the Effective Date must file and serve on: (a) Reorganized KGI; (b) counsel for the Debtors; (iii) the Office of the United States Trustee for the District of Delaware; and (d) such other entities that are designated by the Order Pursuant to Sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals (the "Fee Order"), an application for final allowance of such Fee Claim no later than sixty (60) days following the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Order Pursuant to Sections 327 and 328 of the Bankruptcy Code Authorizing the Debtors and Debtors in Possession to Retain Professionals Utilized in the Ordinary Course of Business (the "Ordinary Course Professionals Order") may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be filed and served on Reorganized KGI, the requesting party and the other parties set forth in the Fee Order by the later of (A) ninety(90) days after the Effective Date or (B) thirty (30)

-------------------
(1) The Debtors are Key3Media Group, Inc., Key3Media Events, Inc., Key3Media VON Events, Inc., Key3Media BCR Events, Inc., Key3Media Advertising, Inc., and Key3Media BioSec, Inc.

days after the filing of the applicable request for payment of the Fee Claim. To the extent necessary, entry of this Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

                           b.       Holders of Administrative Claims based on
liabilities incurred by a Debtor in the ordinary course of business, including Priority Tax Claims (including Tax audit Claims arising after the Petition Date) shall not be required to file or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Sections 3.1 and 3.2 of the Plan.

                  4. BANKRUPTCY COURT ADDRESS. For purposes of filing requests for payment of Administrative Claims and applications for allowance of Fee Claims, the address of the Bankruptcy Court is 824 North Market Street, Wilmington, Delaware 19801.

                  5. SERVICE ON REORGANIZED KGI. For purposes of service of documents on the Debtors or the Reorganized Debtors, parties should serve the following persons: (i) John H. Knight, Rebecca L. Scalio, Richards, Layton & Finger, P.A., P.O. Box 551, Wilmington, DE 19899, telephone no. (302) 651-7700, facsimile no. (302) 651-7701; (ii) David M. Friedman, Robert M. Novick, Kasowitz, Benson, Torres & Friedman LLP, 1633 Broadway, New York, NY 10019, telephone no. (212) 506-1700, facsimile no. (212) 506-1800; and (iii) Jeryl Bowers, Key3Media Group, Inc., 5700 Wilshire Blvd., Suite 325, Los Angeles, CA 90036, telephone no. (323) 954-6000, facsimile no. (323) 954-6229.

                  6. COPIES OF CONFIRMATION ORDER. Copies of the Confirmation Order may be obtained by written request from the following copy service: PARCELS, INC., 4 EAST SEVENTH ST., P.O. BOX 27, WILMINGTON, DE 19899 (PHONE NUMBER 302-658-9971; FAX NUMBER 302-658-9951).

Dated: June ___, 2003                            John H. Knight (No. 3848)
                                                 Rebecca L. Scalio (No. 3997)
                                                 RICHARDS, LAYTON & FINGER, P.A.
                                                 One Rodney Square
                                                 P.O. Box 551
                                                 Wilmington, Delaware 19899
                                                 (302) 651-7700

                                                 -  and  -

                                                 David M. Friedman
                                                 Robert M. Novick
                                                 Michelle L. Fivel
                                                 KASOWITZ, BENSON, TORRES
                                                    & FRIEDMAN LLP
                                                 1633 Broadway
                                                 New York, New York 10019
                                                 (212) 506-1700

                                                 ATTORNEYS FOR DEBTORS
                                                 AND DEBTORS IN POSSESSION